UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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THE PROGRESSIVE CORPORATION
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The Progressive Corporation (NYSE:PGR) will hold its Annual Meeting of Shareholders on Friday, May 7, 2021, at 10:00 a.m., eastern time. The meeting will be held by online webcast only. There will be no physical location for the meeting. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/PGR2021. To participate in the meeting, you must have your 16-digit control number that is shown on your proxy card. You will not be able to attend the Annual Meeting in person.

At the Annual Meeting, shareholders will be asked to:
1.Elect as directors the 12 nominees identified in the attached Proxy Statement, each to serve for a term of one year;
2.Cast an advisory vote to approve our executive compensation program;
3.Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021; and
4.Transact such other business as may properly come before the meeting.
The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice. Only shareholders of record of The Progressive Corporation at the close of business on March 12, 2021, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement of the meeting.
Your vote is important. Whether or not you plan to participate in the meeting via the live webcast, please vote by Internet or telephone (following the instructions on the enclosed proxy card), or by completing and returning the proxy card in the enclosed postage-paid envelope. If you later choose to revoke your proxy, you may do so by following the procedures described in the “Questions and Answers about the Annual Meeting and Voting” section in the attached Proxy Statement.
By Order of the Board of Directors.
                        Daniel P. Mascaro, Secretary
March 29, 2021
The Proxy Statement and the 2020 Annual Report to Shareholders
are also available at progressiveproxy.com.

A MESSAGE FROM THE BOARD OF DIRECTORS
March 29, 2021
When we wrote our letter to you last year, we were still in the very early stages of the COVID-19 pandemic. Although some areas of the country were seeing a steep rise in infections, hospitalizations and deaths and stay-at-home orders were beginning to be put in place, little did we know how drastic and prolonged the ultimate effect would be on all of us. Here we are 12 months later and the virus continues to turn our business and personal lives upside down, although we hope the end is in sight.

Crises are learning opportunities and, in this letter, we want to reflect on the year just passed and the role of the Board at a time of significant dislocation and change.

One of the key responsibilities of a Board of Directors is to support and promote a company’s culture and values. That role has never been more important than it has been in the last year. At Progressive, our culture is very strong and the Core Values that underpin it are clearly articulated and understood by all of the members of our “ecosystem”. As detailed in this year’s Annual Report, those Core Values are Integrity, Golden Rule, Objectives, Excellence, and Profit. Those values emphasize both the adherence to uncompromising standards of behavior and the dedication to producing strong results in Progressive’s operations. It is that balance that management, supported by the Board, sought to maintain and enhance despite upheaval in the lives of Progressive’s more than 43,000 employees and the ways in which they were able to perform their roles. Management put in place a number of measures designed to protect the health and security of employees and to help them to adapt to changing circumstances at home including stay-at-home orders, home schooling of children and health issues and concerns. Near-constant communication from our leaders to the Progressive community provided reliable information about the developing pandemic at a time when conflicting information and advice were circulating in social media and elsewhere. Agile decision-making and engagement with functional teams kept employees motivated to continue to collaborate and provide excellent service to customers, agents and other stakeholders in this dispersed environment.
We are very proud of the way in which Progressive’s leadership and employees met the challenges that we faced. More than 95% of our employees transitioned quickly to working from home, while our IT department addressed complex challenges of obtaining and deploying adequate hardware, securing appropriate telephone and internet service, and safeguarding the security of our systems. Despite the oversupply of people in some functions, we decided early on to maintain employment for our people. It was just the right thing to do. We quickly shifted people between areas, retrained as needed and even lent some of our employees to a government agency that was overwhelmed by pandemic related changes in workload. Recognizing the toll that the pandemic was taking on our communities, we significantly increased our philanthropic activities, donating $8 million through the Progressive Insurance Foundation to charities focused on hunger, health, and homelessness, including Feeding America, the American Red Cross, and the National Alliance to End Homelessness.

The Board was consulted and informed throughout the year as the pandemic’s impacts were felt and new tactics and programs were implemented. We too changed our ways of working, increasing the number of meetings we held and adopting video conferencing technology, supplemented by frequent emails and other communication. Individual board members were always available to reflect on their individual experiences, make suggestions and provide counsel. We are a diverse group of directors, with a wide variety of backgrounds, skills and perspectives. The value of that diversity was clear as we discussed and considered the best ways to safeguard and promote the long-term interests of Progressive and all of our stakeholders.

A second key role of the Board is to oversee the risk identification and mitigation strategies that the company employs including in the areas of business continuity and technology preparedness. We were able to navigate the challenges we faced over the last year in large part because we already had in place many systems, capabilities and plans that were designed to facilitate recovery from catastrophic events. This is not to say, of course, that an event the magnitude of the pandemic had been specifically foreseen, but the preparations in place in early 2020 made the continuation of “business as usual” (and we use that term loosely) feasible, when supplemented by healthy doses of problem solving, ingenuity, adaptability, and sheer human effort. Again, this is not news, as management and the Board have focused on technology capabilities and business continuity planning over the years.

The Audit Committee has historically overseen business continuity on the Board’s behalf, and management routinely reports to that Committee on these matters. Also, early in 2020, just before the work-from-home realities hit, the Board completed a year-long review process and formed a new Technology Committee that is chartered with oversight of the technology-related aspects of business continuity and, more generally, of the company’s technology and cybersecurity programs as a whole. That Committee has already deepened our ability to provide expertise and value-added oversight in this critical area.

The company’s preparedness for significant disruptions in the business, and the Board’s oversight of those efforts, have been and will remain a critical part of what we do, and we expect that further enhancing technology capabilities and business continuity will be a relentless focus of both management and the Board going forward.

Despite the many immediate challenges and dislocations of the year, the Board did not lose sight of another of its key responsibilities, the definition and oversight of strategy. Progressive has a well-articulated vision and a strategy to achieve that vision, including the pursuit of business opportunities across three “horizons”. Just before the pandemic lockdowns began a year ago, we held a three day meeting to review specific initiatives included in our five year strategic plan. Throughout the year, the Board received updates on various investments and proposed new ventures and considered and discussed the possible impacts of the pandemic on those programs.

As I write today, we have just concluded a very robust and intense strategic review for 2021 (held virtually this time) and we have all been impressed by management’s continued commitment to our objectives and the progress that is being made.

The final dimension of the Board’s role that I want to call out is our responsibility for talent and management succession. The pandemic was not the only challenge that Progressive, our people and our nation faced in 2020. We also confronted social injustice with an intense re-examination of the inequality of opportunity and position in America. At Progressive, we are committed to equity and to building a work force at all levels that reflects both the nation as a whole and the customers we are privileged to serve. While we have made progress in recent years on our Diversity and Inclusion initiatives, we recognize that we have more work to do and are deeply committed as a Board and management team to making clear and demonstrable progress with the objective of being a leader in this area. The Board will continue to report on our efforts and our results.

Before we close, we want to welcome a new addition to our Board, Devin Johnson, who was elected in November and attended his first virtual board meeting in December. Devin is the Chief Operating Officer of The SpringHill Companies. He has extensive experience in digital and social media, marketing and content production and delivery, as well as executive leadership, from his current and prior roles. Devin is the fifth new director we have added since 2017.

We must also say goodbye to our colleague Patrick Nettles who has decided to retire from the Board at the time of our Annual General Meeting in May. Pat has been a director since 2004 and for much of that time has very ably chaired our Audit Committee. Pat has extensive experience in executive leadership, a deep background in technology and an independent and incisive mind. We will greatly miss his engagement and his guidance and wish him the very best in his post-Progressive activities.

Finally, we want to thank all of the Progressive employees who have accomplished so much in the past year and have demonstrated remarkable flexibility, agility, resilience, and dedication to our company. None of all that we have achieved would be possible without them.

We would also like to thank you for your continuing ownership interest in The Progressive Corporation.

On behalf of the Board of Directors,

/s/ Lawton W. Fitt
Chairperson of the Board

The Progressive Corporation
Proxy Statement
i

THE PROGRESSIVE CORPORATION
PROXY STATEMENT
GENERAL INFORMATION REGARDING PROXY MATERIALS AND
THE ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of The Progressive Corporation (NYSE:PGR) provides this Proxy Statement to you to solicit your proxy to act upon the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, each described in more detail in this document.
The Annual Meeting will take place on Friday, May 7, 2021, at 10:00 a.m., eastern time, via a live webcast that is available at: www.virtualshareholdermeeting.com/PGR2021. There will be no physical meeting location and the meeting will only be conducted via the live webcast. Your proxy also may be voted at any adjournment or postponement of the meeting.
The proxy card, this Proxy Statement, and Progressive’s 2020 Annual Report to Shareholders will be mailed to shareholders beginning on or about March 29, 2021.
All proxies that are properly completed and submitted over the Internet or by telephone, and all properly executed written proxies, will be voted at the meeting in accordance with the directions given by the shareholder, unless the shareholder properly revokes his or her proxy before voting occurs at the meeting. If a shareholder executes and delivers their proxy card without directions on how to vote their shares, then the shares represented by the proxy card will be voted as recommended by the Board of Directors.
Only shareholders of record of The Progressive Corporation at the close of business on March 12, 2021, the record date, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement of the meeting. Each shareholder on the record date is entitled to one vote for each of our common shares, $1.00 par value, held by the shareholder. On the record date, we had 585,153,282 common shares outstanding.
For additional information regarding the proxy materials and the Annual Meeting, see “Questions and Answers About the Annual Meeting and Voting.”

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, THE BOARD OF DIRECTORS STRONGLY ENCOURAGES YOU TO VOTE YOUR SHARES BY PROXY PRIOR TO THE MEETING. YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE VOTING INSTRUCTIONS CAREFULLY TO MAKE SURE THAT YOUR SHARES ARE VOTED APPROPRIATELY.

PROXY STATEMENT SUMMARY

This summary provides a brief description of our 2020 business performance and highlights certain information contained in this Proxy Statement. It does not contain all of the information you should consider when voting your shares. Please read the entire Proxy Statement carefully before voting.

VOTING MATTERS AND BOARD RECOMMENDATION

Item Number	Voting Matter	Board Recommendation
1	Elect as directors the 12 nominees identified in this Proxy Statement, each to serve for a term of one year	FOR each nominee
2	Cast an advisory vote to approve our executive compensation program	FOR
3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021	FOR

NOMINEES FOR DIRECTOR
The Board has nominated 12 directors, each of whom is a current director, with a broad and complementary set of business skills, experiences, backgrounds, and perspectives.

Diversity

Skills and Experiences

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to meeting high standards of ethical behavior, corporate governance, and business conduct. Some of our corporate governance practices include:

Effective Structure and Composition		Additional Practices and Policies		Shareholder Rights
✔	Independent, experienced Chairperson	✔	Robust director stock ownership guidelines	✔	Single class voting
✔	Independent committee leadership and strong independent committee membership	✔	Established Board and committee risk oversight practices	✔	Annual election of all directors
✔	A diverse and highly qualified Board	✔	Board technology/cybersecurity expertise	✔	Majority voting in uncontested director elections
✔	Five new directors in the last four years	✔	Environmental, social, and governance oversight and reporting	✔	Proxy access available
✔	Mandatory director retirement policy	✔	Ongoing director education	✔	No poison pill
✔	Independent directors meet regularly without management	✔	Annual Board, committee, and director evaluations

EXECUTIVE COMPENSATION HIGHLIGHTS
We believe that our executive compensation program, including the closely aligned companywide annual cash incentive program we call Gainsharing, has been a critical component of our strong operating results and shareholder returns in recent years. Our compensation program is overseen by the Compensation Committee of the Board, and the 2020 plans were implemented before the dramatic scope and impact of the COVID-19 pandemic became apparent. The performance goals and other plan features established by the committee early in 2020 remained unchanged throughout the year. A more detailed discussion of these matters can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Our executive compensation program has a number of important structural features and guiding policies, including:

What We DO Have
✔ Independent Compensation Committee that establishes compensation for executive officers
✔ Heavy weighting of at-risk “pay for performance” compensation
✔ Below market base salary with opportunity to exceed median with strong performance is typical
✔ Stock ownership guidelines
✔ Clawback/forfeiture provisions (including restatements and reputational harm)
What We DON'T Have
✘ Employment agreements
✘ Guaranteed salary increases or bonuses
✘ Hedging/pledging of our stock
✘ “Timing” of equity awards
✘ “Single-trigger” change in control benefits
✘ Pension plan or supplemental retirement benefits provided to executives

BUSINESS PERFORMANCE HIGHLIGHTS
While 2020 posed many challenges in light of the coronavirus, COVID-19, pandemic, we continued to stay focused on being nimble, while concentrating on our employees and customers. During 2020, we wrote $3.0 billion more in net premiums, compared to 2019, and added nearly 2.4 million policies in force to end the year at $40.6 billion in net premiums written and 24.7 million policies in force. Our underwriting profitability increased 47% in 2020, partially reflecting a decrease in personal auto claims frequency as a result of changing driving patterns, especially in the early months of the pandemic, due to the social distancing and shelter-in-place restrictions put in place to help mitigate the impact of the virus. In response to lower loss costs and to provide policyholders some financial relief, during 2020 we issued $1.1 billion of credits to our personal auto policyholders and implemented billing leniency efforts for a period of time to ensure that our personal auto customers would not be cancelled or non-renewed for a lack of payment.

Our investment portfolio returns also experienced volatility during the year due to the pandemic and economic shutdowns. We were well positioned entering 2020 with a relatively conservative portfolio and were able to weather the market movements during the year to generate a fully taxable equivalent total return of 7.9% on our investment portfolio. In addition, in light of our strong capital position, we returned $4.50 per common share to our shareholders through our annual dividend, in addition to the $0.40 per share we returned on a quarterly basis during the year. We ended 2020 with $22.4 billion of total capital and a debt to total capital ratio of 24.1%. Following are a few key performance metrics for 2020:

Net premiums written growth	8%
Policies in force growth	11%
Combined ratio	87.7
Underwriting margin	12.3%
Returns on average common shareholders' equity (attributable to Progressive):
Net income	35.6%
Comprehensive income	39.3%
Net income	$5.7 billion
Net income per common share	$9.66
Declared shareholder dividends	$2.9 billion

We encourage you to review our Annual Report to Shareholders for additional information on our 2020 performance and our financial results.

ITEM 1: ELECTION OF DIRECTORS
Our Code of Regulations establishes the number of directors at no fewer than five and no more than 13. The number of directors has been fixed at 13, and there are currently 13 directors on the Board. As we have previously announced, Patrick H. Nettles, Ph.D., is retiring from the Board of Directors on the date of the Annual Meeting, which will leave 12 directors on our Board at that time. As stated in our Corporate Governance Guidelines, the Board may change the size of the Board from time to time depending on its needs and the availability of qualified candidates. Most recently, in November 2020, the size of the Board was increased from 12 to 13 members to accommodate the addition of a new director, Devin Johnson. We currently expect that, at the time of Dr. Nettles’ retirement, the Board of Directors will reduce the size of the Board back to 12 members, and in this proposal, we are asking shareholders to elect as directors the 12 nominees named below. Accordingly, after these events occur, we do not anticipate that there will be a vacancy on the Board.
Each director elected will serve a one-year term and until his or her successor is duly elected. If, by reason of death or other unexpected occurrence, any one or more of the nominees named below is not available for election, the proxies will be voted for substitute nominee(s), if any, as the Board of Directors may propose.

NOMINEES FOR DIRECTOR
Based upon a recommendation from the Board’s Nominating and Governance Committee, the Board has nominated the following persons for election to the Board:
•Philip Bleser
•Stuart B. Burgdoerfer
•Pamela J. Craig
•Charles A. Davis
•Roger N. Farah
•Lawton W. Fitt
•Susan Patricia Griffith
•Devin C. Johnson
•Jeffrey D. Kelly
•Barbara R. Snyder
•Jan E. Tighe
•Kahina Van Dyke

Information regarding the nominees can be found below under “– Director Nominee Highlights” and “ – Director Nominee Information.”

The Board of Directors recommends that you vote FOR the election of each nominee.

DIRECTOR NOMINEE SELECTION PROCESS
The Board is responsible for recommending director candidates for election by the shareholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Governance Committee, which identifies, evaluates, and recruits highly qualified director candidates and recommends them to the Board.

Qualifications, Experiences, and Skills
The Nominating and Governance Committee evaluates each director candidate individually when considering whether he or she should be nominated to serve on the Board. The committee looks for candidates who have demonstrated the ability to satisfy the fundamental criteria set forth in the committee’s charter, including:
•Integrity
•Judgment
•Commitment
•Participation
•Preparation
•Contribution

and who possess the general qualities required to serve successfully as a director, including:
•Intelligence
•Thoughtfulness
•Diligence

The committee reviews the extent of the candidate’s demonstrated excellence and success in his or her chosen career and the specific skills the candidate would be expected to add to the Board.

In addition to the qualifications that each director nominee must have, the Board believes that one or more of its Board members should possess the following experiences and expertise because of their particular relevance to the company’s business, strategy and structure. These experiences and expertise were considered by the committee in connection with this year’s director nomination process.
•Accounting & Finance
•Highly Regulated Businesses
•Corporate Governance
•Insurance/Financial Services
•Investment & Capital Management
•Leadership
•Retail/Marketing
•Risk Management
•Technology/Cybersecurity

The committee also considers the Board’s needs, the qualifications of other available candidates, and how the addition of the candidate to, or the continued service on, the Board would enhance the Board’s overall diversity and capabilities.

Diversity
The Board’s policy is to include individuals with a wide variety of talents, skills, experiences, and perspectives, in addition to considering demographic criteria such as gender, race, sexual orientation, ethnicity, and age, whenever possible. The directors believe that such diversity provides the Board with broader perspectives, a wide array of thoughts and ideas, and insight into the views and priorities of our diverse investor, customer, agent, and employee bases.

To evaluate the impact of the addition of a candidate on the diversity of the Board, the committee considers how distinct the candidate’s background, experiences, skills, and personal characteristics are from those of the incumbent directors and whether the candidate would bring a unique perspective to the Board. The committee assesses the effectiveness of its practices for consideration of diversity in nominating director candidates by periodically analyzing the diversity of the Board as a whole and, based on that analysis, determining whether it may be desirable to add to the Board a director with a certain type of background, talent, experience, personal characteristic, skill, or a combination thereof.

DIRECTOR NOMINEE HIGHLIGHTS

Director Nominee Diversity
We are one of a few companies in the Fortune 500 with both a female CEO and a female independent Board chairperson. The nominees include a diverse mix of directors.

Director Experiences, Qualifications, Attributes, and Skills
The Board believes that it is desirable that the following experiences, qualifications, attributes, and skills be possessed by one or more of its Board members because of their particular relevance to the company’s business and structure, and these were all considered by the Nominating and Governance Committee in connection with this year’s director nomination process:

	Accounting & Finance	Highly Regulated Businesses	Corporate Governance	Insurance/ Financial Services	Investment & Capital Management	Leadership	Retail/Marketing	Risk Management	Technology/Cybersecurity
Philip Bleser	●	●	●	●	●	●	●	●
Stuart B. Burgdoerfer	●		●		●	●	●	●
Pamela J. Craig	●		●		●	●		●	●
Charles A. Davis	●	●	●	●	●	●		●
Roger N. Farah	●		●			●	●	●
Lawton W. Fitt	●	●	●	●	●	●		●
Susan Patricia Griffith		●	●	●		●	●	●
Devin C. Johnson	●					●	●		●
Jeffrey D. Kelly	●	●	●	●	●	●		●
Barbara R. Snyder		●		●		●	●	●	●
Jan E. Tighe		●	●			●		●	●
Kahina Van Dyke				●	●	●	●		●

DIRECTOR NOMINEE INFORMATION

The following information is provided for each nominee and includes descriptions of each nominee's specific experience, qualifications, attributes, and skills that led the Nominating and Governance Committee and the Board to conclude that he or she should serve on the Board of Directors. Unless otherwise indicated, each nominee has held the principal occupation indicated for more than five years. Current directorships at other public companies and former directorships held during the last five years are also shown. The term of each current director expires at the Annual Meeting.

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Philip Bleser (66) Director since: 2017	Retired; Chairman of Global Corporate Banking, JPMorgan Chase & Co., New York, New York (financial services) from April 2015 through June 2016; Head of Global Corporate Banking, North America, JPMorgan Chase & Co., prior to April 2015

Prior to retiring in 2016, Mr. Bleser served on the executive leadership team at JPMorgan Chase (JPM), a preeminent commercial bank and financial services company, where he led the firm’s global corporate banking efforts. In these roles, Mr. Bleser’s responsibilities included, among others, strategic direction and execution, risk management, and operations of a global, technology- and customer-driven corporate banking operation. His financial and operational roles positioned him to understand the challenges and opportunities faced by JPM’s largest corporate clients and to evaluate the strategic decisions made by those businesses. Mr. Bleser also serves on the board of a specialty retail company, enhancing his experience in the areas of public company governance and the operations of its audit and nominating and corporate committees, as well as deepening his understanding of a consumer-facing retail business.

Current Francesca's Holding Corp. Former None

Key Skills: Accounting & Finance Highly Regulated Businesses Corporate Governance Insurance/Financial Services Investment & Capital Management Leadership Retail/Marketing Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Stuart B. Burgdoerfer (58) Director since: 2009
Executive Vice President and Chief Financial Officer, L Brands, Inc., Columbus, Ohio (retailing); Interim Chief Executive Officer of VS NewCo. (retailing) from May 2020 to February 2021

Mr. Burgdoerfer has been selected to serve as a director of the company because he has substantial experience in leadership roles as a financial professional and senior executive. His experience includes work as a CPA at Deloitte, as a management consultant and in financial leadership roles at a PepsiCo/YUM Brands subsidiary, Pizza Hut and as Senior Vice President of Finance at The Home Depot. Mr. Burgdoerfer’s experience also includes service as a member of the Board of Trustees at Spelman College. Mr. Burgdoerfer has been the Executive Vice President and Chief Financial Officer of L Brands since April of 2007, and served from May 2020 through February 2021 as Interim Chief Executive Officer of L Brand's subsidiary Victoria's Secret (VS NewCo), expanding his executive and leadership responsibilities at this global retail company. In February 2021, Mr. Burgdoerfer notified L Brands of his intent to retire in August 2021. Mr. Burgdoerfer enhances the Board's financial expertise and is a valuable member of our Audit Committee as an Audit Committee Financial Expert.
Current None Former None

Key Skills: Accounting & Finance Corporate Governance Investment & Capital Management Leadership Retail/Marketing Risk Management
Pamela J. Craig (64) Director since: 2018	Retired Chief Financial Officer, Accenture PLC, Dublin, Ireland (global management consulting)

Ms. Craig is the former Chief Financial Officer of the global professional services firm, Accenture PLC. Ms. Craig worked at Accenture for 34 years in a variety of consulting and executive roles, where she developed extensive finance, capital management, operational, enterprise risk management, and technology expertise, as well as leadership experience in the context of a large, growth-oriented organization. In addition, her current and past service as a director of other significant public companies, and as a member of their audit, compensation, and governance committees, provide her with valuable experience in addressing the many risks and governance issues facing public companies.
Current Merck & Co., Inc. 3M Company Former Akamai Technologies, Inc. Walmart Inc.

Key Skills: Accounting & Finance Corporate Governance Investment & Capital Management Leadership Risk Management Technology/Cybersecurity

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Charles A. Davis (72) Director since: 1996
Chief Executive Officer, Stone Point Capital LLC, Greenwich, Connecticut (private equity investing)

Mr. Davis has broad financial, investment, and capital management expertise developed through his work at Goldman Sachs Group, investment management experience at MMC Capital, Inc., and as Chief Executive Officer of Stone Point Capital LLC. Mr. Davis has extensive knowledge of Progressive’s business and history, which he has gained through his service as a director of the company since 1996. He has substantial corporate governance and risk expertise from his decades of investment banking and private equity experience, as well as his service on the boards of other public and private companies.

Current AXIS Capital Holdings Limited The Hershey Company Former None

Key Skills: Accounting & Finance Highly Regulated Businesses Corporate Governance Insurance/Financial Services Investment & Capital Management Leadership Risk Management
Roger N. Farah (68) Director since: 2008	Retired; Executive Director, Tory Burch LLC, New York, New York (retailing) from March 2017 through December 2017; Co-Chief Executive Officer, Tory Burch LLC, prior to March 2017

	Mr. Farah was chosen to serve as a director principally due to his experience serving in executive officer positions at Ralph Lauren Corporation and Tory Burch LLC and his director position at other public companies. The extensive management and operational experience Mr. Farah has in over 40 years in the retail industry enables him to provide insights, particularly in the area of customer trends, product development, brand management, and risk analysis, from a consumer-focused industry that is different than the property and casualty insurance industry. He also has significant experience addressing the risks and corporate governance issues facing public companies.	Current CVS Health Corporation Former Aetna, Inc. Metro Bank PLC Tiffany & Co.

Key Skills: Accounting & Finance Corporate Governance Leadership Retail/Marketing Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Lawton W. Fitt (67) Director since: 2009	Chairperson of the Board, The Progressive Corporation, Mayfield Village, Ohio since May 2018; Lead Independent Director, Progressive, from May 2016 to May 2018; Retired Partner, Goldman Sachs Group, New York, New York (financial services)

Ms. Fitt brings a strong financial and corporate governance background to her service as Chairperson of our Board of Directors. She has substantial experience in the areas of investment banking and risk analysis, including insight into the operation of capital markets, as a result of her work as a partner at Goldman Sachs Group. In addition, she attained executive management experience through her work as the Secretary of the Royal Academy of Arts in London. Ms. Fitt’s service as a director at various other for-profit and non-profit organizations also factored into the decision to select her to serve on the Board of Directors.
Current Ciena Corporation The Carlyle Group Inc. Micro Focus International plc Former ARM Holdings plc

Key Skills: Accounting & Finance Highly Regulated Businesses Corporate Governance Insurance/Financial Services Investment & Capital Management Leadership Risk Management
Susan Patricia Griffith (56) Director since: 2016	President and Chief Executive Officer, The Progressive Corporation, Mayfield Village, Ohio since July 2016; Personal Lines Chief Operating Officer prior to July 2016; Vice President prior to June 2016

	Mrs. Griffith has been with the company since 1988 and has held a series of executive leadership positions, including Chief Executive Officer (since 2016), Chief Human Resource Officer, Claims Group President (in charge of the entire Claims organization), President of Customer Operations (overseeing the contact center (sales and delivery), customer experience, systems experience, and workforce management groups), and Personal Lines Chief Operating Officer, where she oversaw the Personal Lines, Claims, and Customer Relationship Management groups. Mrs. Griffith’s intimate knowledge of the company and her leadership experience give her a deep understanding of our culture, operations, challenges, and opportunities.	Current FedEx Corporation Former The Children's Place, Inc.

Key Skills: Highly Regulated Businesses Corporate Governance Insurance/Financial Services Leadership Retail/Marketing Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Devin C. Johnson (47) Director since: 2020
Chief Operating Officer, The SpringHill Company (global consumer and entertainment) since April 2020; President and Chief Operating Officer, UNINTERRUPTED, LLC (entertainment and media) prior to April 2020

Mr. Johnson brings a strong history of executive management and operational experience in digital and social media, brand creation and marketing and content production. Mr. Johnson has extensive leadership experience in marketing, understanding and applying consumer insights, media and content delivery in the consumer products arena, and start-up and business development. His education includes an MBA from The Fuqua School of Business at Duke University, as well as a BBA from the University of Michigan. Through his roles as the Chief Operating Officer of The SpringHill Company and previously as the President of UNINTERRUPTED, LLC, he has gained expertise in creating culturally inspired brands, entertainment, and products.
Current None Former None

Key Skills: Accounting & Finance Leadership Retail/Marketing Technology/ Cybersecurity
Jeffrey D. Kelly (67) Director since: 2012 Prior service: 2000-2009	Retired; Chief Operating Officer and Chief Financial Officer, RenaissanceRe Holdings Ltd., Pembroke, Bermuda (reinsurance services) prior to September 2016

	Mr. Kelly brings a strong history of executive management, investment management, capital markets, and operational experience in the financial services industry. Among other responsibilities, he has served as the principal financial officer at a major commercial bank and a large reinsurer. Mr. Kelly's experience on the Board gives him insight into our insurance and investment operations. Due to his past roles at RenaissanceRe, Mr. Kelly also provides a different perspective about the insurance industry and understanding of reinsurance markets. Mr. Kelly's financial expertise is utilized in his role as an Audit Committee Financial Expert on our Audit Committee.	Current None Former None

Key Skills: Accounting & Finance Highly Regulated Businesses Corporate Governance Insurance/Financial Services Investment & Capital Management Leadership Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Barbara R. Snyder (65) Director since: 2014	President, The Association of American Universities (higher education) since October 2020; President, Case Western Reserve University, Cleveland, Ohio, prior to October 2020

	Ms. Snyder has extensive leadership experience as the President of Case Western Reserve University for 13 years and her recent appointment as President of The Association of American Universities (AAU), as well as leadership positions she has held at non-profit and university organizations and as a member of the board of directors of a large financial services company. At Case she led a revitalization of the school, while overseeing enhancements of academic excellence, faculty collaboration, strategic planning, fundraising efforts, cybersecurity initiatives, and the qualifications and diversity of Case’s student body. Her executive role at a leading university, and now the broader outlook that comes with the presidency of AAU, an organization representing America's leading research universities, brings a unique perspective to our Board.	Current KeyCorp Former None

Key Skills: Highly Regulated Businesses Insurance/Financial Services Leadership Retail/Marketing Risk Management Technology/Cybersecurity
Jan E. Tighe (58) Director since: 2019
U.S. Navy, Vice Admiral, Retired; Deputy Chief of Naval Operations for Information Warfare and Director of Naval Intelligence, U.S. Navy (military), from July 2016 to July 2018; Fleet Commander, U.S. Fleet Cyber Command/U.S. Tenth Fleet, U.S. Navy, prior to July 2016

Prior to retiring, Vice Admiral Tighe served in the U.S. Navy for 38 years, including leadership roles in the Navy and for the National Security Agency. She most recently served as the Deputy Chief of Naval Operations for Information Warfare and Director of Naval Intelligence, and as a member of the U.S. Navy’s Corporate Board. Vice Admiral Tighe also had prior leadership positions in U.S. Cyber Command, the Navy’s Fleet Cyber Command, and as President of the Navy’s Postgraduate School. A graduate of the U.S. Naval Academy and the Naval Postgraduate School, she holds a M.S. in Applied Mathematics and a Ph.D. in Electrical Engineering. She has been a Governance Fellow of the National Association of Corporate Directors since August 2018 and is a director at two other public companies. Vice Admiral Tighe brings to the Board extensive leadership and operational experience in complex cybersecurity matters, information technology systems, technology risk management, and strategic assessment, planning, and implementation.

Current The Goldman Sachs Group, Inc. Huntsman Corporation Former None

Key Skills: Highly Regulated Businesses Corporate Governance Leadership Risk Management Technology/Cybersecurity

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Kahina Van Dyke (49) Director since: 2018
Global Head, Digital Channels and Client Data Analytics, Standard Chartered PLC, London, England (international banking) since February 2020; Senior Vice President of Business and Corporate Development, Ripple Labs, Inc., San Francisco, California (global digital payments network) from July 2018 through December 2019; Global Director of Financial Services & Payment Partnerships, Facebook, Inc., Menlo Park, California (online social media) from October 2017 through May 2018; Global Director of Payment Partnerships & Commerce, Facebook, Inc., prior to October 2017

Ms. Van Dyke is the Global Head, Digital Channels and Client Data Analytics at Standard Chartered's Corporate Commercial and Institutional Banking Division where she is focused on developing a digital banking platform for global trade, commerce, and financial services. In previous roles at Ripple and Facebook, she was responsible for strategic partnerships and investments across the global financial and technology industries and working with external companies to develop and grow financial products and services. She brings to our Board extensive senior management experience in international consumer and corporate banking combined with leadership at a major technology company, and she is a global female leader in emerging digital banking models and financial technology. She is also the Founder and Chair of the Global Women Executive Leadership Council, a group that promotes leadership and peer mentoring for women in more than 70 countries.

Current None Former None

Key Skills: Insurance/Financial Services Investment & Capital Management Leadership Retail/Marketing Technology/Cybersecurity

VOTE REQUIRED FOR ELECTION
Proxies cannot be voted at the Annual Meeting for a greater number of persons than the 12 nominees named in this Proxy Statement.
A nominee for director in an uncontested election will be elected as a director only if he or she receives a majority of the votes cast, which is sometimes referred to as a majority voting standard. If the election for directors is contested (that is, there are more nominees than the number of director positions up for election), the majority voting standard does not apply, and the nominees receiving the highest number of votes will be elected (a plurality voting standard). The election of directors at this year’s Annual Meeting is an uncontested election, so each nominee must receive a majority of the votes cast to be elected. Abstentions and unvoted shares (including broker non-votes) will not be considered as votes cast.
If an incumbent director is not elected by a majority of the votes cast in an uncontested election, the director is not automatically removed from the Board, but under our Corporate Governance Guidelines, he or she is expected to tender a resignation from the Board within 10 days after the certification of the shareholder vote. If that resignation is not made contingent on the Board’s determination to accept or reject such resignation, the resignation will be effective immediately. If the resignation is contingent on Board action, the Board will review the resignation under procedures set forth in our Corporate Governance Guidelines and announce its determination whether to accept or reject the resignation within 120 days from the certification of the shareholder vote. If a director is not elected by a majority of the votes cast, but fails to tender his or her resignation during the 10-day period after certification, his or her term of office will expire automatically upon the expiration of the 10-day period.

If written notice is given by any shareholder to the President, a Vice President, or the Secretary not less than 48 hours before the time fixed for holding the Annual Meeting that he or she desires that the voting for election of directors be cumulative, and if an announcement of the giving of such notice is made at the meeting by the Chairperson or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate his or her voting power in the election of directors. Under cumulative voting, each shareholder may give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares he or she holds, or distribute such number of votes among the nominees, as the shareholder sees fit. If the enclosed proxy is executed and returned, or the shareholder submits their proxy by telephone or over the Internet, and voting for the election of directors is cumulative, the persons named as their proxies on the proxy card will have the authority to cumulate votes and to vote the shares represented by their proxy, and by other proxies held by them, so as to elect as many of the 12 nominees named above as possible.
DIRECTOR WHOSE TERM WILL NOT CONTINUE AFTER THE ANNUAL MEETING

Patrick H. Nettles, Ph.D., has decided to retire from the Board on the date of our Annual Meeting in 2021. Dr. Nettles has served on the Board since 2004 and has brought valuable experience that he gained through his leadership experiences as Chairman of the Board and Chief Executive Officer of Ciena Corporation. The Board has also benefited from Dr. Nettles’ extensive technical experience, including his experience with telecom and data networking, working as an engineer and engineering manager and his Ph.D. in Physics. Dr. Nettles has served as the Chair of the Audit Committee, and as a financial expert, for many years and has been a member of the Technology Committee since its creation last year. Progressive thanks Dr. Nettles for his dedicated service and the many contributions he made during his tenure on the Board.

OTHER BOARD OF DIRECTORS INFORMATION
BOARD OF DIRECTORS INDEPENDENCE
DETERMINATIONS
We are required to have a majority of independent directors under New York Stock Exchange (NYSE) Listing Standards. The NYSE’s standards prescribe specific independence tests and require the Board to make affirmative independence determinations regarding each of our directors. Accordingly, the Board has considered the independence of our current Board members. In conducting this review, the Board took into account each director's current employment situation (if any) and other relationships that could impact the independence determination under NYSE rules, including certain transactions that took place in 2020 or are expected in 2021 between Progressive and companies with which the director is affiliated. Specifically, the Board considered ordinary course transactions involving reinsurance, cyber liability insurance, claims resolution and administration, employee health and welfare plan administration, data and software services, and background checks for potential employees, among others. Based on this review, the Board determined that each of our current directors is independent under the NYSE standards, other than Mrs. Griffith, who is an executive officer of the company.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT
Lawton Fitt has been Chairperson of the Board since May 2018. Ms. Fitt is independent from management under NYSE rules, and she has a strong business background, executive management experience, and additional experience as a member of a number of public company boards. Ms. Fitt’s knowledge of our businesses acquired as a Board and committee member, her demonstrated willingness to challenge management and the status quo, and her ability to establish an effective working relationship with Mrs. Griffith in her current role and prior role as Lead Independent Director, also contributed to the Board’s decision to elect Ms. Fitt as Chairperson of the Board.
The Board of Directors is ultimately responsible for overseeing our risk profile and risk management processes. To facilitate these responsibilities, the Board assigns certain risk oversight to each of its main committees. The Nominating and Governance Committee oversees the allocation of risk among the committees and makes appropriate recommendations to the Board. Each committee regularly reports to the full Board on the risks that it oversees.
The Audit Committee, oversees risks relating to financial statements, financial controls, internal and external audit functions, and external reporting. In addition, the committee monitors our Enterprise Risk Management (ERM) program. These responsibilities include the review of the guidelines, policies, and procedures that govern how we assess and manage our exposure to risk, and meeting periodically with management – including leaders and other representatives of the risk management department, compliance and ethics group, law department, control and analysis (internal audit), physical and information security group, external auditors, and other business units as necessary – to review our major operational, financial, reputational, and other risk exposures, as well as the steps management has taken to identify, monitor, assess, and mitigate such exposures. Our Management Risk Committee (MRC), which comprises members of management representing a cross-section of business units and functions, regularly performs an enterprise risk assessment and, with input from executive management, identifies the most critical risks facing the company. The MRC then formulates recommendations for managing those risks, which it presents to the Audit Committee for review. While the oversight of ERM and the MRC entails a broader focus than the other committees, the Audit Committee is not responsible for risks that are overseen by the other committees.
The Compensation Committee regularly reviews any major risks arising from our compensation plans and programs, and executive and director compensation decisions. The committee also oversees our diversity and inclusion efforts and related risks.
The Investment and Capital Committee oversees our investment policy, which is designed to enable us to meet our business and financial objectives with a reasonable balance among risk, return, and cost. The Investment and Capital Committee also is responsible for ensuring that we have a capital plan that takes risk factors into consideration, and that risk is appropriately taken into consideration in connection with proposed strategic investments.
In addition to monitoring the risk allocation among the committees, the Nominating and Governance Committee is responsible for overseeing and addressing with management risks relating to the Board’s and the company’s governance practices, and environmental and social factors and initiatives impacting us. The committee further coordinates efforts relating to succession planning for executives and directors, assesses the qualifications and diversity of directors, and makes recommendations to the Board on potential candidates for election to the Board.
The Technology Committee, which was newly formed in 2020, continues oversight on the Board’s behalf of the company’s technology and information security risks, which had previously been the responsibility of the Audit Committee. The Technology Committee reviews the major risks arising from our technology, digital and data strategies, legacy systems, technology investments and operations, cybersecurity programs, and technology-related business continuity and disaster recovery programs. The committee also oversees management’s efforts to mitigate these risks.
The assignment of the Board’s risk oversight function as described above enables the Board to function more effectively because the whole Board is required to focus only on those risk issues deemed most critical by the applicable committee. On the other hand, the committees provide a deeper focus on overseeing management with respect to the full range of risks we confront. The Board’s Chairperson, Ms. Fitt, consults with the committee Chairs, as necessary, to ensure that significant risk issues are brought to the attention of the full Board. Otherwise, the Board’s administration of its risk oversight function has not affected the Board’s leadership structure.
MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE
During 2020, the Board of Directors held seven meetings and adopted resolutions by written action pursuant to Ohio corporation law on one occasion.
All directors attended at least 75% of their scheduled Board and committee meetings during their tenure in 2020.
Pursuant to our Corporate Governance Guidelines, directors are expected to attend our Annual Meeting of Shareholders whenever possible. Normally, a meeting of the Board is scheduled on the date of the Annual Meeting. Our 2020 Annual Meeting was attended by all of the then current directors.
A copy of our Corporate Governance Guidelines can be found on our website at progressive.com/governance.

MEETINGS OF THE NON-MANAGEMENT AND INDEPENDENT DIRECTORS
Our non-management directors meet in executive session periodically throughout the year, typically at the conclusion of regularly scheduled Board meetings. In the event that the Chairperson is not available to lead the meetings of non-management directors, the presiding director would be chosen by the non-management directors in attendance. In 2020, the non-management directors met in executive session five times, and each meeting of the
non-management directors also was a meeting of the independent directors.

BOARD COMMITTEES
The Board has named an Executive Committee, an Audit Committee, a Compensation Committee, an Investment and Capital Committee, a Nominating and Governance Committee, and a Technology Committee, as described below. The written charter for each of the committees (other than the Executive Committee, which does not have a charter) can be found on our website at progressive.com/governance.

The following table summarizes the Board’s current committee assignments:

Name	Audit	Compensation	Investment and Capital	Nominating and Governance	Technology	Executive
Philip Bleser		✓		✓
Stuart B. Burgdoerfer	✓*
Pamela J. Craig		✓			C
Charles A. Davis			C
Roger N. Farah		C		✓		✓
Lawton W. Fitt			✓	C		✓
Susan Patricia Griffith						C
Devin C. Johnson[1]
Jeffrey D. Kelly	✓*
Patrick H. Nettles, Ph.D.	C*				✓
Barbara R. Snyder		✓
Jan E. Tighe					✓
Kahina Van Dyke			✓
1 Mr. Johnson was elected to the Board in November 2020 and has not yet been assigned to a committee. When a director initially joins the Board, they generally are not assigned to a committee immediately. Instead, they are invited to attend meetings of the various committees to learn about the company, the other directors, and the responsibilities of each committee.
✓Member of the committee
C Chair of the committee
* Audit Committee Financial Expert
Audit Committee. The Audit Committee is responsible for ensuring that the organizational structure, policies, controls, and systems are in place to monitor and accurately report performance. The Audit Committee monitors the integrity of our financial statements, our financial reporting processes, internal control over financial reporting, and the public release of financial information, and oversees our compliance and ethics and risk management programs. The committee also is responsible for confirming the independence of, and the selection, appointment, compensation, retention, and oversight of the work of, our independent registered public accounting firms. The committee provides an independent channel to receive appropriate communications from employees, shareholders, auditors, legal counsel, bankers, consultants, and other interested parties. The Board of Directors has determined that each of the members of the Audit Committee is financially literate, has no relationship to Progressive that may interfere with the exercise of his or her independence from management and Progressive, and is independent as defined in the applicable SEC rules and NYSE Listing Standards. During 2020, the Audit Committee met 10 times and adopted resolutions by written action pursuant to Ohio corporation law on one occasion.
The Board of Directors has determined that each of Dr. Nettles, Mr. Burgdoerfer, and Mr. Kelly is an Audit Committee Financial Expert, as that term is defined in the applicable Securities and Exchange Commission (SEC) regulations, and that each has accounting or related financial management expertise, as required by the NYSE Listing Standards. Dr. Nettles is the current Executive Chairman of the Board of Ciena Corporation and its former Chief Executive Officer, a former Chief Financial Officer, and has been a member of our Audit Committee since 2005. Mr. Burgdoerfer is the Chief Financial Officer of L Brands, Inc. and was formerly the Senior Vice President of Finance of a major retail company. Mr. Kelly was formerly the Chief Operating Officer and Chief Financial Officer of RenaissanceRe Holdings Ltd., and previously served as the Chief Financial Officer at a major commercial bank.
Compensation Committee. The Compensation Committee is composed entirely of independent directors, each of whom, the Board has determined, also satisfies the additional requirements for independence of a compensation committee member under NYSE rules. The Compensation Committee makes final determinations regarding executive compensation, including salary, equity-based awards, and annual cash incentive targets, and related performance goals, formulae, and procedures. The committee (or in certain circumstances, the full Board of Directors, based on the committee’s recommendation) also approves the terms of the various compensation and benefit plans in which executive officers and other employees may participate. Committee decisions are made after considering third-party compensation data for comparable companies, internal analyses, and recommendations presented by management. The executive compensation decisions for executive officers generally represent the culmination of extensive analysis and discussion, which typically take place over the course of multiple committee meetings and in meetings between the committee and management, including our Chief Executive Officer, our Chief Human Resource Officer, members of our compensation and law departments, and sometimes compensation consultants. In addition, the committee frequently reports to the full Board of Directors on executive compensation matters.
The committee’s determinations regarding incentive compensation for executive officers (for example, performance criteria and standards relating to “Gainsharing,” our annual cash incentive program) generally also apply to incentive plans covering most other employees. Under this program, executives and non-executives alike are motivated to achieve the same performance objectives. The committee has delegated to management the authority to implement such plans, and make other compensation-related decisions (such as salary and equity-based awards), for employees other than executive officers. During 2020, the Compensation Committee met six times and adopted resolutions by written action pursuant to Ohio corporation law on four occasions.
The committee has the authority under its charter to hire its own compensation consultants, at Progressive’s expense. During 2020, the committee used Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise the committee with respect to certain aspects of executive officer and director compensation. The committee determined that Semler Brossy does not have a conflict of interest.
During 2020, management retained both Pearl Meyer & Partners and Pay Governance LLC to provide comparative compensation information and analyses for our executive officers and directors, among other assignments. The company determined that neither Pearl Meyer nor Pay Governance have a conflict of interest.
Investment and Capital Committee. The Investment and Capital Committee’s responsibilities include monitoring: whether the company has adopted and adheres to rational and prudent investment and capital management policies; whether management’s investment and capital management actions are consistent with our investment policy, financial objectives, and business goals; our compliance with legal and regulatory requirements, as well as internal guidelines, pertaining to investment and capital management; the competence and performance of the company’s internal and external money managers, and the compensation of external money managers; the company’s Strategy Group and proposed strategic investments; and such other matters as the Board or the committee deems appropriate. The committee does not make operating decisions about money manager selection or compensation, asset allocation, market timing, sector rotation, or security selection, which are the responsibilities of management. The full Board of Directors must approve significant changes to the company’s capital structure, dividend policy, or portfolio asset allocation, as well as significant strategic investments. During 2020, the Investment and Capital Committee met eight times.
Nominating and Governance Committee. The Nominating and Governance Committee is composed entirely of independent directors. Among other responsibilities, the committee considers the qualifications of individuals who are proposed as possible nominees for election to the Board and makes recommendations to the Board with respect to such potential candidates. The committee also oversees the procedures for evaluating director, committee, and Board performance.
The committee also is responsible for monitoring corporate governance matters affecting the Board and the company. The committee regularly reviews our Corporate Governance Guidelines to ensure that they continue to correspond to and support the Board’s governance philosophy. The committee considers and, where appropriate, recommends to the Board for approval, changes to the Corporate Governance Guidelines based on suggestions from its members, other Board members, or management. The committee also oversees environmental and social concerns impacting us. The Nominating and Governance Committee met six times and adopted resolutions by written action pursuant to Ohio corporation law on one occasion during the year.
The Nominating and Governance Committee welcomes input from shareholders regarding potential director nominees. Shareholders can recommend a candidate for consideration by the committee by following the procedures described under “Other Matters – Procedures for Recommendations and Nominations of Directors and Shareholder Proposals.”
Technology Committee. The Technology Committee is responsible for overseeing the use of technology in executing our business strategies. These responsibilities include oversight of technology strategies (including digital strategies), technology investments, cybersecurity programs, operational performance, technology-related business continuity and disaster recovery efforts, and related industry trends. Prior to May 2020, the Audit Committee was responsible for overseeing these areas on behalf of the Board. Recognizing the importance of information technology and cybersecurity to the company’s business, the Board established a new committee focused on information technology (IT) and security in early 2020. The committee, which is comprised of directors with technology and cybersecurity experience, had its inaugural meeting in May 2020 and met a total of three additional times during the year. At each of those meetings, the committee received updates from the company’s Chief Information Officer and Chief Security Officer, among other members of management, on technology investments, IT programs and operations, and the company’s information security programs and efforts, as well as the company’s technology-related responses to the challenges imposed by the COVID-19 pandemic.
Executive Committee. The Executive Committee exercises all powers of the Board between Board meetings, except the power to fill vacancies on the Board or its committees and the power to adopt amendments to our Code of Regulations. During 2020, the Executive Committee met on one occasion and adopted resolutions by written action pursuant to Ohio corporation law on five occasions.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Shareholders or other interested parties may send written communications to the entire Board or to the non-management directors. Such communications must be clearly addressed to the Board or the
non-management directors and sent to either of the following:
•Lawton W. Fitt, Chairperson of the Board
    email: chair@progressive.com
•Daniel P. Mascaro, Secretary
    The Progressive Corporation
    6300 Wilson Mills Road
    Mayfield Village, OH 44143
    or email: secretary@progressive.com
The recipient will promptly forward appropriate communications to the full Board of Directors or to the non-management directors, as specified by the sending party.
TRANSACTIONS WITH RELATED PERSONS
From time to time, we may enter into transactions with a director or executive officer, certain of his or her relatives, or an entity in which one or more of our directors or executive officers, or a relative of such person, is an owner, director, or executive officer. With limited exceptions relating to transactions made in the ordinary course of our businesses and certain low dollar transactions, such transactions must be disclosed to and approved by our Board of Directors under our Code of Business Conduct and Ethics. This policy is carried out by the Secretary of the company as transactions with such persons or entities, or proposals for such transactions, are identified by management or disclosed by members of the Board. The Board reviews these transactions as they are identified and, for ongoing transactions, on an annual basis thereafter.
During 2020, no transactions with related persons exceeding $120,000 in value were identified and reportable under SEC rules. For purposes of these disclosures, we exclude purchases of Progressive insurance policies, payments of claims required by our insurance policies, and other ordinary course transactions that did not exceed 1% of either our revenues or the other company's revenues for the year.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mr. Farah (Chair), Mr. Bleser, Ms. Craig, and Ms. Snyder served as members of the Board’s Compensation Committee during 2020. There are no Compensation Committee interlocks.

                                                        REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Progressive filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Progressive specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors consists of the three directors named below, each of whom the Board has determined meets the applicable independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission (SEC). In addition, the Board has determined that each of Dr. Nettles, Mr. Burgdoerfer, and Mr. Kelly is an Audit Committee Financial Expert, as that term is defined by the SEC.

The Audit Committee is responsible, on behalf of the Board, for ensuring that the organizational structure, policies, controls, and systems are in place to monitor and accurately report the company’s performance. The committee monitors the integrity of the company’s financial statements, its financial reporting processes, its system of internal control over financial reporting, and the public release of financial information. In addition, the committee oversees the company’s compliance and ethics and enterprise risk management programs. During 2020, the committee held 10 meetings to review these matters and conduct other business.

The committee also is directly responsible for the appointment, compensation, retention, and oversight of the company’s independent registered public accounting firm and for reviewing that firm’s independence. For 2020, the committee appointed PricewaterhouseCoopers LLP (PwC) as the company’s independent registered public accounting firm. The committee’s appointment of PwC was ratified by shareholders at the company’s 2020 Annual Meeting of Shareholders.

In supervising the work of PwC on the 2020 audit, the committee has received the written disclosures and letter from PwC concerning its independence as required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), and the committee has discussed with PwC its independence. In addition, the committee has reviewed, and discussed with PwC, among other matters: PwC’s report on its internal quality control procedures, including issues raised by governmental investigations of PwC in the preceding five years; the publicly available parts of the PCAOB’s report on its most recent inspection of PwC; regulatory developments during the year that impacted PwC’s audit work for the company or its communications with the committee; and the other matters that PwC is required to communicate to the committee under Auditing Standard No. 16, “Communication with Audit Committees,” as adopted by the PCAOB.

The committee’s role relating to the financial statements is one of oversight. The company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Management reports to the committee on financial, accounting, and operational developments that may impact the financial statements, and on issues relating to the company’s internal controls, among other matters. The committee also oversees the work of PwC and the company’s internal audit staff. During 2020, the committee discussed with PwC and the internal auditors the overall scope and plans for their respective audits. The committee then met with PwC and the internal auditors at various times throughout the year, with and without management present, to discuss the results of their examinations, evaluations of the company’s internal controls, the overall quality of the company’s financial reporting, and the critical accounting matters addressed during PwC's audit.

Notwithstanding the committee’s oversight efforts, and the work performed by the company’s internal audit staff, PwC alone is responsible for expressing its opinion on the conformity of the company’s consolidated year-end financial statements with accounting principles generally accepted in the United States of America and its assessment of the effectiveness of the company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the company’s audited consolidated financial statements for the year ended December 31, 2020. These discussions included assessments of the quality, not just the acceptability, of the accounting policies used by the company, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the committee has discussed with PwC its judgment as to the quality, not just the acceptability, of the company’s accounting policies.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in The Progressive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

The committee has selected and retained PwC to serve as the independent registered public accounting firm for Progressive and its subsidiaries for 2021. Shareholders are being given the opportunity to vote on the ratification of this selection at the 2021 Annual Meeting of Shareholders.

The committee operates under a written charter, the terms of which are reviewed annually by the committee. The current charter, as approved by the Board, is posted on the company’s website at progressive.com/governance.

AUDIT COMMITTEE

Patrick H. Nettles, Ph.D., Chair
Stuart B. Burgdoerfer
Jeffrey D. Kelly

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following information is set forth with respect to persons known to management to be the beneficial owners of more than 5% of Progressive’s common shares, $1.00 par value, as of December 31, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class
The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	48,263,533 [2]	8.2%
BlackRock, Inc. and subsidiaries 55 East 52nd Street New York, NY 10055	44,189,367 [3]	7.6%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	34,012,839 [4]	5.8%
1The information contained in this table, including related footnotes, is derived from the Schedule 13G/A filings made by the identified beneficial owners as of December 31, 2020.
2The Vanguard Group Inc. has sole investment power over 45,683,579 shares, shared investment power over 2,579,954 shares, shared voting power over 979,501 shares, and does not have sole voting power over any shares.
3BlackRock, Inc. and its subsidiaries have sole investment power over 44,189,367 shares, sole voting power over 37,790,697 shares, and does not have shared investment or voting power over any shares.
4The securities held by the Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., and the Wellington Investment Advisers (which includes Wellington Management Company LLP). Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Each of the Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared investment power over 34,012,839 shares, shared voting power over 33,007,080 shares, and does not have sole investment or voting power over any shares. Wellington Management Company LLP has shared investment power over 32,340,826 shares, shared voting power over 31,816,020 shares, and does not have sole investment or voting power over any shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following information summarizes the beneficial ownership of Progressive’s common shares as of January 31, 2021 by each director of Progressive, each nominee for director, and each of the named executive officers (as identified in “Executive Compensation – Summary Compensation Table”) and all current directors and executive officers as a group. In addition, to provide a more complete picture of the economic interests of certain individuals in Progressive common shares, the final two columns include certain units held in our benefit and equity incentive plans that are equal in value to a share of our stock, but do not technically qualify as “beneficially owned” under the applicable regulations, also as of January 31, 2021.

Name	Total Common Shares Beneficially Owned[1]	Percent of Class[2]	Units Equivalent to Common Shares[3]	Total Interest in Common Shares and Unit Equivalents
John A. Barbagallo	96,067	*	16,976	113,043
Philip Bleser	16,134	*	1,134	17,268
Stuart B. Burgdoerfer	22,605	*	—	22,605
Patrick K. Callahan	13,148	*	112,684	125,832
Pamela J. Craig	7,016	*	114	7,130
Charles A. Davis	337,505	*	12,199	349,704
Roger N. Farah	107,260	*	27,963	135,223
Lawton W. Fitt	102,151	*	20,250	122,401
Susan Patricia Griffith	565,352	*	123,641	688,993
Devin C. Johnson	983	*	—	983
Jeffrey D. Kelly	67,037	*	—	67,037
Patrick H. Nettles, Ph.D.	125,430	*	40,084	165,514
John P. Sauerland	420,725	*	54,917	475,642
Michael D. Sieger	46,433	*	29,749	76,182
Barbara R. Snyder	29,944	*	14,640	44,584
Jan E. Tighe	2,358	*	2,063	4,421
Kahina Van Dyke	9,642	*	—	9,642
All 25 Executive Officers and Directors as a Group	2,153,192	*	575,549	2,728,741
*Less than 1% of Progressive’s outstanding common shares.

1 Total Common Shares Beneficially Owned is comprised of the following:

Name	Common Shares Subject to Restricted Stock Awards[a]	Beneficially Owned Common Share Equivalent Units[b]	Other Common Shares Beneficially Owned[c]
John A. Barbagallo	—	—	96,067
Philip Bleser	3,771	12,363	—
Stuart B. Burgdoerfer	2,222	—	20,383
Patrick K. Callahan	—	—	13,148
Pamela J. Craig	2,343	2,166	2,507
Charles A. Davis	3,905	10,768	322,832
Roger N. Farah	4,107	95,653	7,500
Lawton W. Fitt	6,329	86,433	9,389
Susan Patricia Griffith	—	—	565,352
Devin C. Johnson	983	—	—
Jeffrey D. Kelly	2,222	—	64,815
Patrick H. Nettles, Ph.D.	4,242	106,819	14,369
John P. Sauerland	—	—	420,725
Michael D. Sieger	—	—	46,433
Barbara R. Snyder	3,569	18,250	8,125
Jan E. Tighe	2,141	217	—
Kahina Van Dyke	3,569	—	6,073
All 25 Executive Officers and Directors as a Group	39,403	332,669	1,781,120
a Represents common shares held pursuant to unvested restricted share awards issued under The Progressive Corporation 2017 Directors Equity Incentive Plan. The beneficial owner has sole voting power and no investment power with respect to these shares during the restriction period.

b This number represents units (excluding dividend equivalents) that have been credited to the director's account under The Progressive Corporation Directors Restricted Stock Deferral Plan, as amended and restated (the “Directors Restricted Stock Deferral Plan”), under which each director has the right to defer restricted share awards, to the extent that distributions from the Directors Restricted Stock Deferral Plan will be made in Progressive common shares upon the termination of a director’s service as a director. As to the number of shares that will be so distributed, the director has the right to acquire those shares within sixty (60) days, and those shares are deemed “beneficially owned.” See “Director Compensation – Narrative Disclosure of Director Compensation Table” for a description of the Directors Restricted Stock Deferral Plan.

c Includes common shares held directly by the individual, holdings in our 401(k) plan, and shares held by, or for the benefit of, family members. For Mrs. Griffith, the amount includes a total of 91,746 common shares held in trust for the benefit of her spouse and 18,713 common shares held by her spouse in our 401(k) plan. For Mr. Sauerland, this amount includes 64,074 shares beneficially owned by his family members and related entities, of which he may be deemed a beneficial owner by virtue of voting, investment and dispositive power over such shares but in which he has no pecuniary interest. Mr. Sauerland disclaims beneficial interest over such shares.

2 Percentage based solely on “Total Common Shares Beneficially Owned.”

3 The units disclosed are in addition to “Total Common Shares Beneficially Owned” and have been credited to the individual’s account under one or more of our deferred compensation plans or equity incentive plans. In each case, the holder has neither voting nor investment power. Each unit is equal in value to one Progressive common share. Amounts in this column exclude outstanding performance-based restricted stock unit awards, due to the variable nature of such awards. See “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” for additional information on these awards.
Delinquent Section 16(a) Reports
Due to an administrative error on the part of the company, John J. Murphy, one of our executive officers, reported one sale transaction on January 13, 2020, two days late.

COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
Our vision is to become consumers' and agents' number one choice and destination for auto, home, and other insurance. For many years, our goal has been to grow as fast as we can at a 96 or better combined ratio while continuing to deliver high-quality customer service. We believe that focusing on this goal will increase shareholder value over the long term.
We structure our executive compensation programs to support this goal, providing a strong alignment between pay and performance. We generally provide target compensation to our executives below the market median, with performance-based compensation providing upside potential when we perform well against pre-established and objective measures that we believe correlate to shareholder value. In addition, we provide a high percentage of total compensation to executives in the form of equity awards, and we believe that these awards support a strong pay-for-performance linkage and further align the interests of our executives with those of our shareholders.
We believe that our compensation programs have contributed to our exceptional, and profitable, growth in recent years. For example, over the past three years, we have profitably grown our net premiums earned (the source of virtually all of our non-investment revenue) by $13.5 billion, or 53%. During 2020, net premiums written and net premiums earned each grew by 8%, at a very profitable 87.7 combined ratio. We believe this performance well exceeds the underwriting performance of our industry peers.
In addition, our cumulative total shareholder return over the past five years exceeded that of the S&P 500 and our industry peer group by 2.5 times (x) and 2.7x, respectively, as disclosed in our performance graph in our 2020 Annual Report to Shareholders. See “Proxy Statement Summary” for annual financial results and shareholder return for 2020.
COMPENSATION HIGHLIGHTS FOR 2020
Consistent with prior years, the awards made in 2020 to our Chief Executive Officer and the other named executive officers or “NEOs” (identified in “Executive Compensation – Summary Compensation Table”) were heavily weighted toward at-risk, including performance-based, compensation.

CEO Compensation Decisions
At-risk annual cash incentive and equity awards represented over 96% of maximum potential compensation and 93% of target compensation
Salary increased 5.6% and remains well below the market median
Annual Cash Incentive (Gainsharing) could range from zero to 5.0x salary, with a 2.5x target
Equity awards:
•Time-based: 3.0x salary
•Performance-based at target:
•Insurance operations: 6.0x salary
•Investment results: 1.0x salary

CEO's equity ownership (as of January 31, 2021): Our CEO owned shares directly and in her 401(k) plan valued at 42x salary, well in excess of the 6x required by our Corporate Governance Guidelines.

Other Named Executive Officers
At-risk annual cash incentive and equity awards averaged 89% of maximum potential compensation and 80% of target compensation
Total salaries increased 4.8%, on average
Annual cash incentives varies by executive and could range between zero and 3.0x; targets range between 1.0x and 1.5x
Equity awards:
•Time-based: 1.0x salary
•Performance-based at target: 1.88x salary, on average

Equity ownership requirements (as of January 31, 2021): Each of the NEOs was in compliance with the expectation in our Corporate Governance Guidelines that they hold equity (including unvested equity awards) valued at a minimum of 3.0x salary.
2020 Say-on-Pay Vote
At our 2020 Annual Meeting of Shareholders, shareholders cast advisory votes on our executive compensation program, sometimes referred to as the “say-on-pay” vote. In that vote, shareholders approved our executive compensation program, with 96% of the votes cast in support. During 2020, the Compensation Committee of the Board of Directors reviewed these results with management. Due to the strong level of shareholder support and the absence of specific concerns expressed by shareholders, the committee determined that no specific actions with respect to 2021 compensation should be taken as a result of the say-on-pay vote.
IMPACT OF COVID-19
Like other companies, COVID-19 impacted how we conducted our business beginning in March 2020. Within the span of a few weeks, 95% of our workforce was working remotely and we accelerated our investments in technological tools to ensure our employees could stay connected and be productive in the remote working environment. Throughout the year, we sold and serviced insurance policies, handled insurance claims, and continued to grow profitably. What we did stayed the same even though how we did it changed quite a bit.
Throughout 2020, we maintained our compensation philosophy and structure. Our performance measures were established prior to March 2020 and were consistent with our performance measures and goal-setting approach in recent years. We did not make any changes to the process or the performance measures in response to the pandemic.
While COVID-19 impacted our 2020 financial results, the pandemic did not meaningfully impact the payout under our 2020 annual cash incentive program (which we call Gainsharing) because our robust growth, which was the key driver of the payouts, was only impacted in a small way by the pandemic. The Gainsharing plan measures growth in policies in force (PIF) and profitability of each of our insurance business units. It is impossible to isolate with precision the impact that COVID had on these measures. However, we estimated the impact of the pandemic for each business unit, recalculated the Gainshare performance factor and determined that the impact on the performance factor was negligible. PIF growth during 2020 was initially impacted unfavorably by the pandemic, as shopping dropped precipitously, and then likely benefited somewhat from improved customer retention. Overall PIF growth of 11% for 2020 was similar to growth of 10% for 2019 and 12% for 2018. All but one of the vehicle business units’ combined ratios were more favorable in 2020 than in prior years due in part to lower loss costs resulting from changes in driving habits during 2020, even after the return of $1.1 billion to customers in the form of premium credits. The overall 2020 combined ratio of 87.7 compares to combined ratios of 90.9 for 2019 and 90.6 for 2018. If the 2020 Gainshare performance factor were to be recalculated using either 2019 or 2018 combined ratios, the Gainshare performance factor would be the same. The final 2020 Gainshare factor was 1.92, which was similar to the final 2018 and 2019 Gainshare factors of 1.91, reflecting significant profitable growth in each of those three years. Therefore, our assessment is that COVID did not result in a Gainshare factor significantly different than we would have achieved absent the pandemic, and we believe that the payments under the 2020 Gainsharing Plan were appropriate and reasonable.
The performance period for the 2018 performance-based restricted stock unit awards ended on December 31, 2020. Most of these awards compare our growth over 2018-2020 to the market’s growth over the same period. The data on which we determine the final vesting factor for the awards that measure our growth versus the market will not be available until late in the second quarter or early in the third quarter of this year. We currently do not expect that the pandemic will impact the vesting factor for these awards.
We took a number of steps during 2020 to support our people during the pandemic. For the health and safety of our employees, we quickly moved as many employees as possible to work from home and implemented additional cleaning and physical distancing protocols at our offices. Recognizing the economic challenges faced by some of our people, we also made advances on Gainsharing payments to most of our people (but not our executives or other senior leaders). We established an employee relief fund to help our people dealing with financial difficulties and provided additional paid time off to employees who needed to care for themselves or family members. We also used various health and wellness communications, events, and activities to address the related anxiety and mental health stress our people may have experienced as a result of the pandemic.

OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed and implemented under the direction and guidance of the Compensation Committee. Broadly stated, we seek to maintain a consistent executive compensation program with the following objectives:
•Attract and retain outstanding executives with the leadership skills and expertise necessary to drive results, build an enduring business, and create long-term shareholder value;
•Motivate executives to achieve our short- and long-term strategic goals;
•Reward performance and differentiate compensation based on variations in responsibilities, performance, and the achievement of challenging goals; and
•Align the interests of our executives with those of shareholders.
Progressive's executive compensation program is designed to serve the shareholders’ interests by strongly tying our executives’ compensation to the achievement of important operating goals and the value of our common shares. As a result, while we seek to offer competitive salaries to our executives, the more significant aspects of our executive compensation program are annual cash incentive opportunities and equity awards.
As a general matter, executive salaries are intended to be somewhat lower than median amounts paid to executives who have similar responsibilities at comparable companies, while our annual incentive and performance-based equity programs provide the potential to earn above market median total compensation when the company achieves challenging goals designed into these plans.
While we consider market data when making decisions on executive compensation, variations occur for a number of reasons, including the unique nature of a specific executive’s responsibilities, individual performance, the tenure and experience of an executive, the executive’s future potential, and our business needs.
The following chart provides general information about the elements of compensation of our executive compensation program.

ELEMENTS OF COMPENSATION – 2020 DECISIONS AND AWARDS

		Element	Why We Use This Element
Fixed	Annual	Salary	Attract and retain executive talent and reward individual performance
Variable		Gainsharing cash incentive
Motivate executives to achieve challenging and objective operating goals in our insurance businesses
Measures the annual growth in policies in force and profitability in our insurance businesses
Provide executives with the potential (when combined with other compensation elements) to earn compensation above the market median

Progressive Capital Management cash incentive
Motivate our investment professionals, including our Chief Investment Officer (CIO), to balance short- and long-term performance of our fixed-income portfolio with our investment goal of protecting our balance sheet
Measures the performance of our fixed-income portfolio over a one-year and a three-year period against the performance results of a benchmark group
Provide our CIO with the potential (when combined with other compensation elements) to earn compensation above the market median

	Long-Term	Performance-Based Restricted Stock Units: Growth in Market Share
Motivate executives to focus on longer-term operating performance of our insurance businesses
Rewards our profitable growth in market share of our insurance businesses over a three-year period
Align the interests of executives with those of shareholders by tying the value of compensation to the market value of our common shares
Provide executives with the potential (when combined with other compensation elements) to earn compensation above the market median

Performance-Based Restricted Stock Units: Investment Results
Motivate our CEO, CFO, and CIO to achieve longer-term fixed-income portfolio investment performance
Measures the performance of our fixed-income portfolio over a three-year period against the performance results of a benchmark group
Align the interests of these executives with those of shareholders by tying the value of compensation to the market value of our common shares
Provide these executives with the potential (when combined with other compensation elements) to earn compensation above the market median

		Time-Based Restricted Stock Units	Further align the interests of executives with those of shareholders by tying the value of compensation to the market value of our common shares

Salaries
For 2020, annual salaries for our NEOs were as follows:

Name	2020 Salary[1]	Change From Prior Salary
Susan Patricia Griffith	$950,000	5.6%
John P. Sauerland	650,000	4.0
Patrick K. Callahan	550,000	10.0
John A. Barbagallo	505,000	—
Michael D. Sieger	500,000	5.3
1Salary changes are typically implemented in January or February of each year, and 2020 included one more pay period than a typical year, so the annual numbers listed in the table differ from the salary amounts shown in "Executive Compensation – Summary Compensation Table."
After a review of market conditions, salary increases were provided in early 2020 where necessary to improve the competitive nature of our total compensation for our NEOs. After taking into account the increases, the 2020 salaries for each of the NEOs remained below the median for executives at comparable companies based on the data reviewed by the Compensation Committee in late 2019 (see “– Procedures and Policies – Compensation Comparisons” below, for further information on our market comparison process).
Annual Cash Incentive Payments (Gainsharing)
Gainsharing is designed to reward performance relative to our long-standing goal to grow as fast as possible at a 96 or better combined ratio while continuing to deliver high-quality customer service. We reinforce this goal through regular employee communications that also include the importance of following our Core Values in pursuit of that goal.
Our Gainsharing program has been around for nearly three decades and has been the primary vehicle to motivate and reward our employees to achieve our goal. While most companies of our size utilize some form of bonus program, all of our employees participate in Gainsharing, and we win or lose together based on our collective performance. We believe that Gainsharing is a differentiator and contributes to the “all for one and one for all” attitude that in part defines our culture.
The Gainsharing plan is currently comprised of five matrices that measure objectively our various products and channels. We use a different matrix for each line of business to reflect the different growth and profitability expectations given the wide variance in our market share across business lines and channels.
Gainsharing payments for NEOs are determined using the same performance criteria we use for the
Gainsharing payments for all of our employees, resulting in a consistent set of goals across our employee population. Gainsharing payments are determined using the following formula:

Paid Salary	X	Target Percentage	X	Gainshare (i.e., Performance) Factor	=	Annual Incentive Payment
Each executive's salary and target percentage are established by the Compensation Committee each year during the first calendar quarter. When the executive’s paid salary is multiplied by the assigned target percentage, the product is referred to as the participant’s “target annual incentive payment” for the year. The Gainshare Factor can range from zero to 2.0 each year, and annual cash incentive payments, therefore, can vary between 0x and 2x the target annual incentive payment amount, depending on our actual performance results for the year.
Throughout the 28-year history of our companywide Gainsharing program (including 2020), the final Gainshare Factor has ranged from zero to 2.0 and over the past 5 years of very profitable growth has averaged 1.84. These results confirm management’s view that our Gainsharing plans have operated to provide annual cash incentive payments to our employees, including our executive officers, commensurate with our level of achievement.
The Compensation Committee set the following Gainsharing target percentages for 2020:

Name	2020 Target (Multiple of Salary)
Susan Patricia Griffith	2.50	x
John P. Sauerland	1.50
Patrick K. Callahan	1.50
John A. Barbagallo	1.00
Michael D. Sieger	1.00
For all executives, these values remained unchanged from 2019.
The Gainsharing payout was determined based on the performance of our Agency auto, Direct auto, and special lines business units (collectively, Personal Lines), Commercial Lines, and Property, in each case subject to limited exclusions.The excluded business lines (i.e., our umbrella, renters, business owners policy, and transportation network company businesses) represented less than 2% of our companywide net premiums earned. The Gainshare Factor for 2020 was 1.92 out of a possible 2.0 and all Gainsharing payments for the NEOs are reported in the “Executive Compensation – Summary

Compensation Table” as “Non-Equity Incentive Plan Compensation.”
Focusing on performance at the business level was consistent with management’s approach to evaluating our operations. We used the number of “policies in force” to measure growth for each of those businesses because it is currently management's preferred measure for growth. Profitability was measured by the combined ratio calculated using GAAP.
Our Gainsharing plan evaluated the growth and profitability of each of our core lines of business separately and determined a score between zero and 2.0 for the business. Each of these scores was calculated based on a matrix that is approved by the Compensation Committee at the beginning of the year that contemplated several profit and growth scenarios. Each matrix was built by anchoring the 1.0 score at the established profitability target for the line of business, along with an aggressive growth goal when compared to historical industry growth rates. Each possible combination of growth and profitability would produce a score, and a score at or near 1.0 could be earned with a variety of other growth and profitability combinations; that is, if growth was below expectations, a 1.0 could still be achieved if profitability increased and, likewise, a moderate decrease in profitability could be offset by higher growth to generate a score around 1.0. To evaluate the difficulty of the matrices, we compared historical industry performance for several of our largest lines of business to our Gainsharing matrices and determined that the growth and profitability required to earn a 1.0 in our Gainsharing plan generally required us to perform considerably better than our competitors.
The nature of the Gainsharing program, and the measures that we use, were relatively unchanged over the past several years, except that a matrix for the Property business was added to the Gainsharing design beginning with 2017. Although we review the interplay of profitability and growth levels for each business unit matrix annually, any changes are more in the nature of refinements based on market trends and internal expectations. Because the goals are relatively consistent over time and represent management's expectations and goals on a business unit level, we believe that our competitors could glean valuable information about our current operations, strategies, and operating goals if we were to disclose the performance goals in greater detail, even for the previous fiscal year. We therefore believe that the specific goals for our current and prior fiscal years constitute competitive information, which, if disclosed, would harm our competitive position and that our current level of disclosure regarding performance goals and actual performance levels is in the best interests of our shareholders.
The following table presents the overall 2020 growth and profitability data for the individual core business units that contributed to the 1.92 Gainshare Factor.

Business Unit	Combined Ratio[1]	Increase in Policies in Force (%)[2]
Agency	85.8	9%
Direct	87.7	13
Special lines	—	6
Commercial Lines	87.0	7
Property	107.1	8
1Consistent with the presentation of the combined ratio of our Personal Lines segment in our public reports, the combined ratio results for our special lines business are not presented separately and, instead, are included in either the Agency or Direct results, depending on whether the underlying policy was written through agents/brokers or directly by us.
2Based on average policies in force outstanding during the year and, for Agency and Direct, represents auto policies in force only.
Using the actual performance results for the year and the Gainsharing matrices discussed above, we determined the performance score for each core business unit, weighted those scores based on each business unit’s relative contribution to overall net premiums earned, and then added the weighted scores to determine the Gainshare Factor, as follows:

Business Unit	Business Unit Performance Score	Weighting Factor (%)	Weighted Performance Score
Agency auto	2.00	37.8%	.76
Direct auto	2.00	41.2	.82
Special lines	2.00	4.9	.10
Commercial Lines	2.00	11.9	.24
Property	0.00	4.2	.00
Gainshare Factor			1.92
As depicted in the above table, except for Property, each of the business units reached the maximum score of 2.0. These results reflect exceptional growth and profitability across our vehicle businesses during 2020. Although Property experienced modest policies in force growth, catastrophe losses caused it to be less profitable than the minimum combined ratio at that growth level that would have resulted in a positive business unit score. Under the Gainsharing calculations, average policies in force for our core business grew by about 10%. Along with this unit growth, during 2020, overall net premiums written and net premiums earned each grew by 8%, at a profitable 87.3 combined ratio. We believe that the resulting 1.92 Gainshare Factor was an appropriate and reasonable outcome based on this performance. See “-Impact of COVID-19” for additional explanation.
Equity Awards
Our executive compensation program also provides longer-term incentives through grants of equity-based awards, currently in the form of restricted stock units. Under a restricted stock unit grant, the executive receives an award of a specified number of units; upon vesting of the award, the executive is entitled to receive one Progressive common share for each unit that is vesting. Annual awards of restricted stock units are made to the NEOs in the form of time-based awards and performance-based awards.
Annual Time-Based Awards. In 2020, time-based restricted stock unit awards were granted to the NEOs and 862 other senior level employees, comprising approximately 2% of our entire employee population. These awards will vest in three equal annual installments, on January 1 of 2023, 2024, and 2025, subject to accelerated vesting and forfeiture provisions in the 2015 Equity Incentive Plan and the grant agreement.
Annual Performance-Based Awards – Performance versus Market Insurance Results. In addition, each of the NEOs and 41 other senior managers were granted performance-based restricted stock unit awards that measure the growth of our insurance businesses, and compare that growth to the growth of the market as a whole, over a three-year performance period, with a profitability goal of a combined ratio of 96 or better over the most recent 12-month period when the vesting is determined.
These awards require our business lines to outgrow the market by a specified percentage for that business line to contribute to any vesting. Specifically, the awards measure the growth of three business lines (private passenger auto, commercial auto, and homeowners multiple-peril) from 2020 through 2022 and compare that growth to the growth rate of each of these markets as a whole (excluding our results) over that same period. Each business unit will receive a score, which will then be weighted based on the business lines' relative contribution to net premiums earned. These scores will then be combined to produce a final performance factor. In each case, we will use A.M. Best data to make these calculations. The final performance factor will be used as a “multiplier” to increase or decrease the number of units (compared to target) that can vest, subject to the achievement of the profitability goal described above.

The performance score for each business unit will be determined as follows:

Performance vs. Business Line Market	Determination of the Performance Score for the Business Line
If our growth for the business line exceeds the market growth rate by the maximum measure for that business line or more	Score will be 2.5x; this is the maximum possible score
If our growth rate for the business line exceeds the market growth rate by more than the target measure for that business line but less than the maximum measure for that business line	Score will be between 1.0x and 2.5x, in proportion to the extent to which each business line's growth rate exceeds the market's growth rate above the target rate
If our growth rate for the business line exceeds the market growth rate by less than the target measure for that business line	Score will be up to 1.0x of the target in proportion to the extent to which each business line's growth rate exceeds the market's growth rate
If the business line's growth rate is equal to or less than the market growth rate	The score for the business line will be 0
The target growth rate measure and maximum growth rate measure for each business line is as follows:

Business Line	Target Growth Rate Measure	Maximum Growth Rate Measure
Private passenger auto	Two percentage points	Three and a half percentage points
Commercial auto	Two percentage points	Three and a half percentage points
Homeowners multiple-peril	Seven percentage points	Ten percentage points
If the performance factor is zero, the award will not vest and will be forfeited. If the performance factor is greater than zero, but the 12-month profitability goal is not satisfied when the initial performance results are reviewed (which, for the 2020 awards, is expected to be July 2023), then the award will not vest at that time. The award will vest at a later date only if the 12-month profitability goal is met before January 31, 2025; if the profitability goal is not satisfied by that date, the awards will not vest and will expire.
We believe that this approach, with a potential upside for outperformance as compared with the private passenger auto, commercial auto, and homeowners insurance markets, provides appropriate focus on our full competitor set in the insurance market, consistent with our profitable growth goals. In addition, the profitability requirement imposes an additional challenge to our growth in market share, given the fact that some of our competitors do not consistently show a profit in their insurance operations and rely instead on their investment activity to fund insurance liabilities.
Annual Performance-Based Equity Awards – Investment Results. In March 2020, the committee also awarded performance-based restricted stock units to Mrs. Griffith, Mr. Sauerland, our Chief Investment Officer, and one investment portfolio manager, with a performance goal relating to investment performance. These awards did not increase the aggregate size of the equity awards to the NEOs, but represented a portion of the total performance-based awards that otherwise would have been granted to them.
These awards measure the performance of our fixed-income portfolio for the three-year period of 2020 through 2022, on the basis of the fully taxable equivalent total return, including 50% of the benefit of state premium tax abatements associated with certain municipal securities held in our portfolio. Those results are then compared to the performance results achieved by a benchmark group of comparable firms meeting a series of objective criteria for the same time periods. The fixed-income portfolio was chosen for these equity awards because it represents a substantial portion of our investment portfolio (over 90% at year-end) and our CIO and other investment professionals actively manage the fixed-income portfolio. To the extent that our equity investments are managed, they are managed by third parties.

Each NEO received a target number of restricted stock units and the number of units that will ultimately vest can vary between zero and 2.0 times target. At the end of the performance period, using performance data supplied by an independent third party, the performance factor will be determined based on our percentile ranking in the benchmark group as follows:

Score=0 Rank at or below the percentile	Score=1.0 Rank equal to the percentile	Score=2.0 Rank at or above the percentile
25th	50th	75th
The percentile ranking will be interpolated based on the positioning of our actual return compared to the other firms included in the peer set (e.g., a ranking at the 40th percentile will receive a score between zero and 1.0).
These performance-based awards are intended to align the compensation of these executives with their responsibilities in connection with the longer-term performance of our fixed-income portfolio. The use of the 25th percentile as the minimum performance level, and of the 75th percentile as the maximum performance level, reflects the Compensation Committee’s decision that our investment constraints and guidelines differ from other firms included in the comparison. The committee felt that requiring “average” performance prior to vesting and/or rewarding performance above the 75th percentile might create an incentive to increase investment risks to a level that would exceed the company’s overall risk tolerance, and that below target payouts for performance between the 25th and 50th percentiles would be, on balance, fair compensation for the results achieved.
2020 Equity Awards. For 2020, the aggregate dollar value (fair value on the date of grant) of annual equity awards made to the NEOs was approximately $5.1 million in time-based awards and $10.9 million in performance-based awards (at target value). Those awards were determined based on the following target levels:

	Time-Based Award Value (Multiple of Salary)				Performance-Based Award Target Value (Multiple of Salary)[1]
Name	2020		2019		2020			2019
Susan Patricia Griffith	3.00	x	3.00	x	7.00	x	[2]	7.00	x
John P. Sauerland	1.00		1.00		2.50		[2]	2.50
Patrick K. Callahan	1.00		1.00		2.00			1.75
John A. Barbagallo	1.00		1.00		1.50			1.25
Michael D. Sieger	1.00		1.00		1.50			1.50
1Pursuant to performance-based awards, between zero-2.5x (zero-2.0x for investment-based awards) of the number of units awarded can vest. See discussions above.
2For the following executives, investment-based awards represented the indicated percentage of her or his total performance-based award for the year: Mrs. Griffith, 14%; and Mr. Sauerland, 8%.
Clawback Provisions
Our cash and equity incentive plans each include one or more provisions that permit recoupment of performance-based compensation when specified events occur or an executive officer engages in specified conduct. If our operating or financial results used to calculate a payment or vesting factor are restated within three years of the payment or vesting, and the payment or amount of common shares delivered at vesting was inflated as a result of the incorrect results, we can recoup from the named executive officer the inflated portion of the payment or common shares delivered. In addition, if an executive officer engaged in fraud or other misconduct that led to a restatement of operating or financial results, we can recoup from them the entire payment or value of common shares delivered at vesting, plus interest and collection costs, even if the restatement occurred more than three years after the payment or vesting event.
Our equity awards also address conduct that results in reputational harm. Under the 2015 Equity Incentive Plan, if an executive officer engages in a “disqualifying activity,” they forfeit all outstanding equity awards (time-based and performance-based) held at the time the activity began. If an equity award vests after the conduct began but before we become aware of it, we can recoup the vested award. Among conduct that constitutes a “disqualifying activity” is conduct that is materially detrimental to our reputation or that is a material violation of our Code of Conduct.
Additional Comments Regarding 2020 Compensation Decisions
Consistent with our compensation philosophy and history with respect to executive compensation, the committee granted a large proportion of each of the NEO's compensation in the form of performance-based compensation, including equity compensation. In this way, overall compensation for these individuals is competitive, while providing the opportunity to earn above average compensation if and when justified by the company's performance and our stock price and aligning the interests of these individuals with those of shareholders. It should be noted, however, that the ultimate value of these awards remains dependent on our achievement of applicable performance goals and the value of our common shares at the time of vesting of restricted stock unit awards. Thus, for each NEO, a substantial portion of the compensation used to establish the NEO's potential percentile position compared to market, and the value of those awards, will remain at risk for years before it is earned, and some of the restricted stock unit awards in fact may never vest.
Chief Executive Officer. Based on the Board of Director's evaluation of the company's performance and Mrs. Griffith's performance as CEO during 2019, and the committee's review of market data, the committee increased her salary for 2020 from $900,000 to $950,000. This amount remains well below the 50th percentile of approximately $1.34 million for CEO salaries reflected in the market data reviewed by the committee. Mrs. Griffith’s annual cash incentive (Gainsharing) target remained at the same level as 2019. In 2020, the Compensation Committee again granted a large proportion of Mrs. Griffith's potential compensation in the form of equity-based awards. The committee determined that these equity awards would keep Mrs. Griffith's overall compensation at a competitive level while maintaining a very high portion of her potential compensation at risk and dependent on our performance and our stock price. In this way, the company is able to present appropriate incentives to drive our performance and maximize the extent to which Mrs. Griffith's interests are aligned with the interests of shareholders. The committee believes that this pay package is consistent with the company's compensation philosophy and presents an appropriate pay package that is largely performance-based.
The result of these determinations for 2020 was that, despite her below median salary and target cash incentive, Mrs. Griffith has the potential to earn total compensation significantly above the median if the company performs exceptionally well over the various performance periods related to her compensation granted in 2020. If Mrs. Griffith were to have received a cash incentive payment based on a 1.0 Gainshare Factor and her annual performance-based restricted stock unit awards were to vest at their target amounts, her total annual compensation would be below the 50th percentile for CEOs. However, her annual compensation would be above the 75th percentile if all performance-based compensation payouts were to be maximized.
Other Current Named Executive Officers. Market comparison information is only one of a number of factors considered by the committee in setting compensation each year, along with other factors such as the length of the executive’s experience in the specific job, the nature of the job held and related responsibilities, individual performance, expected future contributions, the reliability of the comparison data, and our business needs. However, we present comparison data here for the shareholders’ information (see “– Procedures and Policies – Compensation Comparisons” below for further information on our market comparison process).
Assuming that cash incentives had paid out at a 1.0 performance factor for the year and annual performance-based equity also vested at the target 1.0 factor, Mr. Callahan would receive total compensation for 2020 below the 25th percentile level reflected in the market data reviewed by the committee, Mr. Sauerland would receive total compensation below the 50th percentile level, Mr. Barbagallo would receive total compensation just above the 50th percentile, and Mr. Sieger would receive total compensation above the 75th percentile. In the event that all of their annual incentive based compensation were to pay out at their maximum level, the total compensation for Mr. Callahan would be between the 50th and 75th percentile, and Mr. Sauerland, Mr. Barbagallo, and Mr. Sieger would receive total compensation above the 75th percentile.

Significant Changes for 2021
Changes to Equity Awards:
While the basic structure of the annual compensation for the NEOs approved by the Compensation Committee in February 2021 was consistent with 2020 compensation, the 2021 restricted stock unit awards include a non-compete provision and have different provisions for death, disability and retirement. During 2020, the committee reviewed additional market data and concluded that our agreements could be more aligned with the market by making the changes described below. The 2021 award terms apply to annual grants made to all equity eligible employees:

Time-Based Awards:
•Death. Under awards granted in 2020, if an NEO died, the award vested to the extent that it would have vested if the officer had remained employed for the 12 months following death. Beginning with the 2021 awards, if an NEO is employed through the end of the calendar year in which the grant is made, the award will vest 100% if the NEO dies.
•Disability. Under awards granted in 2020, no benefit was provided if an NEO's employment was terminated as a result of their disability, unless the NEO had reached their qualified retirement eligibility date, in which case the termination was treated as a retirement. Beginning with the 2021 awards, if an NEO is employed through the end of the calendar year in which the grant is made, the award will vest 100% if the NEO's employment is terminated as a result of their disability.
•Retirement. Under awards granted in 2020, if an NEO retired after reaching their qualified retirement eligibility date, 50% of the award vested. Beginning with the 2021 awards, under those circumstances, if the NEO remains employed through the end of the calendar year in which the grant was made, 100% of the award will vest.

Performance-Based Awards:
•Death. Under awards granted in 2020, if an NEO died, the award remained outstanding for 12 months following death and vested if, when and to the extent that the performance measures were met within that 12-month period. Beginning with the 2021 awards, if an NEO remains employed through the end of the calendar year in which the grant was made, if the NEO dies:
•Before the end of the performance period, then the award will vest at 100% of target; or
•After the end of the performance period, the award will remain outstanding and will vest if, when and to the extent that the performance measures are achieved.
•Disability. Under awards granted in 2020, no benefit was provided if an NEO's employment was terminated as a result of their disability, unless the officer had reached their qualified retirement eligibility date, in which case the termination was treated as a retirement. Beginning with the 2021 awards, if an NEO remains employed through the end of the calendar year in which the grant was made, if the NEO's employment is terminated as a result of their disability:
•Before the end of the performance period, then the award will vest at 100% of target; or
•After the end of the performance period, the award will remain outstanding and will vest if, when and to the extent that the performance measures are achieved.
•Retirement. Under awards granted in 2020, if an NEO retired after reaching their qualified retirement eligibility date, they retained 50% of the award (100% if they provided 12-18 months advanced notice of retirement), and the awards would vest if, when and to the extent that the performance measures are achieved. Beginning with the 2021 awards, if an NEO remains employed through the end of the calendar year in which the grant was made, then when the NEO retires after reaching their qualified retirement eligibility date, they will retain 100% of the award, which will vest if, when and to the extent that the performance measures are achieved.
Non-Compete Provisions:
Each 2021 RSU award also includes a non-compete provision that will restrict the NEOs (other than Mr. Barbagallo, who did not receive a 2021 equity award), during employment and for one year following termination of employment, from engaging in any competitive business activity that would risk disclosure and/or use of our confidential information.

Other Decisions:
In light of the pandemic, Mrs. Griffith requested that her target compensation for 2021 remain the same as 2020, and the Compensation Committee has honored her request. In January 2021, the company and Mr. Barbagallo agreed to delay his retirement for one year. Mr. Barbagallo will be working part-time supporting our Strategy Group efforts and leading integration planning for our proposed acquisition of Protective Insurance Corporation. In light of these changes, his current base salary is $450,000 and he did not receive annual equity awards during 2021. His Gainsharing target remains the same as 2020. Mr. Callahan received a salary increase for 2021 and Messrs. Sauerland, Callahan and Sieger each received a target percentage increase for performance-based equity awards.
OTHER ELEMENTS OF COMPENSATION
Perquisites
We provide perquisites to our executives only when the Board or the Compensation Committee determines that such benefits are in the interests of Progressive and our shareholders. We own an aircraft that is used primarily for the CEO’s and other executive officer's business travel. At the request of the Board of Directors, Mrs. Griffith also uses the company aircraft for her personal travel and that of her spouse and children when they accompany her. Such personal use of the aircraft constitutes a perquisite and is provided to enhance the CEO and her family’s personal security and the confidentiality of their travel. During 2020, we incurred approximately $9,500 in incremental costs as a result of Mrs. Griffith's personal use of the aircraft. Such personal trips by the CEO also result in taxable income being imputed as required under IRS regulations, and Mrs. Griffith is responsible for paying the taxes on such income without further contribution or reimbursement from us. Other executives and guests may occasionally accompany the CEO on personal trips, at the CEO’s discretion.
Mrs. Griffith is also provided with a company-owned vehicle and a driver for business needs to facilitate transportation to and among our headquarters and many other local facilities, and to allow her to use that travel time for work purposes. To the extent that the CEO uses the company car for personal matters, she receives a perquisite.
See the “All Other Compensation” column of “Executive Compensation – Summary Compensation Table” and related footnote for additional information concerning perquisites.

Deferral Arrangements
NEOs and certain other senior level employees are given the opportunity to defer the receipt of annual cash incentive payments and annual equity awards under our Executive Deferred Compensation Plan (EDCP). This deferral mechanism allows NEOs to delay receipt of cash incentives or the vesting of equity awards that have been earned in full and otherwise would have been received as of a specific date. The EDCP is made available to executives in order to keep our executive compensation program competitive and to allow executives to manage their receipt of compensation to better fit their life circumstances and to manage their tax obligations. We do not contribute additional amounts to a participant’s deferral account, either in the year of deferral or in future years. We also do not guarantee a specific investment return to participants in the deferral plan.

Deferred amounts are deemed to be invested in specific investments selected by the participant, including an option to invest in Progressive common shares. Deferrals of currently outstanding equity awards are required to be invested in Progressive common shares throughout the deferral period. The value of each participant’s deferred account thus varies based on the participant’s investment choices and market factors; these deferred amounts are at risk and may decrease in value if Progressive common shares or the other investments selected by the participant do not perform well during the deferral period. Additional details concerning this plan, including the NEOs’ respective holdings in the plan, can be found under “Executive Compensation – Nonqualified Deferred Compensation.”
Retirement
We do not provide pension benefits or supplemental retirement benefits to our NEOs. NEOs are eligible to participate in our 401(k) plan on the same terms and conditions available to all other regular employees, subject to limitations under applicable law. Also, upon leaving the company, the NEO may receive a payout of unused vacation and personal time and, where legally required, paid sick leave, subject to limitations applicable to all employees.
We do not provide other payments or benefits to executives related to retirement or eligibility for retirement other than with respect to equity awards. Our NEOs, along with all other equity award recipients, are eligible for “qualified retirement” treatment under our equity compensation plan. With respect to 2020 awards, when an NEO reaches age 55 with at least 15 years of service (or age 60 with at least 10 years of service) and having satisfied certain other requirements:
•50% of an NEO's outstanding time-based restricted stock units will vest at retirement
•an NEO retains rights to 50% (100% if they provide 12-18 months' notice of intended retirement) of their outstanding performance-based awards, which remain at risk and will vest (if at all) only to the extent that the applicable performance criteria are achieved prior to expiration of the award
For any unvested performance-based award, if the performance period ended prior to an NEO's retirement, then as with any other similarly-situated participant, the NEO will retain 100% of the award for a period of time after departure.
For additional information regarding retirement benefits under earlier equity awards, see “Executive Compensation - Potential Payments Upon Termination or Change in Control.” For additional information regarding changes to these retirement provisions, see ” – Elements of Compensation– 2020 Decisions and Awards – Significant Changes for 2021.”
As discussed in the preceding section, an executive who chose to participate in our deferral program may be entitled to receive post-employment distributions from the EDCP. See “Executive Compensation – Potential Payments Upon Termination or Change in Control – Other Termination Provisions Under Equity Plan.”
The qualified retirement provisions are intended to provide a benefit for long-tenured employees. Currently, all NEOs, except for Mr. Callahan, have satisfied the age and service requirements for a qualified retirement. Mr. Barbagallo and Mr. Sieger have each provided the requisite notice to retain 100% of their performance-based equity awards when they retire. See “Executive Compensation – Potential Payments Upon Termination or Change in Control – Qualified Retirement Provisions Under Equity Plan” for additional information.
Severance and Change-in-Control Arrangements
Severance and change-in-control arrangements are intended to provide compensation and a fair financial transition for eligible employees (including the NEOs) when an adverse change in their employment situation is required due to company needs or upon the occurrence of certain unexpected corporate events, and to recognize past contributions by those executives, who are typically long-tenured employees. These arrangements allow executives to focus on the company's performance, and not on their personal financial situation, in the face of uncertain or difficult times or events beyond his or her control. Each of these programs is discussed in more detail under “Executive Compensation – Potential Payments Upon Termination or Change in Control.”
Severance. Our executive separation allowance plan provides executives with well-defined financial payments if the executive’s employment is terminated for any reason other than resignation (including retirement), death, disability, leave of absence, or discharge for cause, if certain conditions are satisfied. For our NEOs, the severance payment would equal three times the executive’s salary only (i.e., excluding cash incentives and equity awards) at the time of termination, plus medical, dental, and vision benefits for up to 18 months at regular employee costs, and outplacement services following termination. These benefits are payable to the NEOs upon any qualifying separation from the company, whether in a change-in-control situation or otherwise.
In addition, if a change in control occurs and an NEO terminates employment within 24 months following the change in control for “good reason,” then they will be entitled to receive the same severance benefits described above as though they had been terminated by the company.
We believe that this level of severance payment (a maximum of three times the NEO's salary) is reasonable. The severance payments do not take into account or include the value of cash incentives or equity-based awards in determining the executive’s severance payment, which substantially limits the amount of the severance payment when compared with severance plans offered by many other companies. In addition, an executive who qualifies for a severance payment under this plan does not receive accelerated vesting of equity awards (although those awards may vest (or partially vest) separately under our equity incentive plans if the executive is eligible for a qualified retirement, discussed above, or in a change-in-control scenario, as discussed immediately below). Finally, executives will not receive any tax “gross-up” payment to compensate them for any taxes they may owe in connection with a severance payment. Management and the committee accordingly believe that the severance rights provide the NEOs with a fair, but not excessive, financial transition when an executive is asked to leave the company.
The dollar values of benefits that would be payable to NEOs upon a qualifying termination under our severance plan are summarized under “Executive Compensation – Potential Payments Upon Termination or Change in Control.”

Change-in-Control Benefits Under Equity Plan. The provisions of the 2015 Equity Incentive Plan are summarized below. Additional details regarding these provisions can be found under “Executive Compensation – Potential Payments Upon Termination or Change in Control – Change-in-Control Provisions Under Equity Plan.”
The 2015 Plan has a “double-trigger” change-in-control provision. Unless the committee determines otherwise at the time of grant of an award, no acceleration or payment will occur with respect to any outstanding award upon a change in control if the outstanding award is honored, assumed, or replaced with a new right that complies with the requirements of the change-in-control provisions in the 2015 Plan, including providing substantially identical terms and substantially equivalent economic terms. Any honored, assumed, or replacement award will be subject to accelerated vesting after the change in control if, within 24 months after the change in control, the individual is terminated by the surviving entity or the individual terminates employment for good reason. If vesting is accelerated, performance-based awards will be considered to be earned at the higher of target (if applicable) or a multiple based on the level of achievement through the termination date, if determinable.
If the awards are not honored, assumed, or replaced, as described above, they will vest immediately prior to the change in control and each restricted stock unit award will be cancelled in exchange for an amount equal to the fair market value of the common shares covered by the award, with any performance-based awards deemed to have been earned in full at the higher of target or a multiple of target based on the level of achievement through the date of the change in control, if determinable.
Death
If an NEO dies after becoming eligible for a qualified retirement, their death is treated as a qualified retirement under annual (but not special) equity awards granted in 2020 and prior years. If an NEO dies before becoming eligible for a qualified retirement, they receive limited benefits under annual equity awards granted in 2020 and prior years. The same limited benefits apply to special awards granted to NEOs (special awards held by NEOs do not include retirement benefits). See “–Elements of Compensation – 2020 Decisions and Awards –Significant Changes for 2021” and “Executive Compensation – Potential Payments Upon Termination or Change in Control.”
Health and Welfare Benefits
NEOs are also eligible to participate in our health and welfare plans, including medical and dental benefits, a 401(k) savings plan (with matching contributions by the company up to a specified annual limit), and a limited life insurance benefit (with the ability to purchase additional coverage without company contribution), among other benefits. These plans are available on the same basis to all of our regular employees who satisfy minimum eligibility requirements.
PROCEDURES AND POLICIES
Annual Compensation Committee Decisions
The Compensation Committee makes all final determinations regarding executive officer compensation, including salary and equity and non-
equity incentive compensation targets and performance goals. Committee decisions on executive compensation for 2020 were made in the fourth quarter of 2019 after considering each executive’s role and responsibilities, performance evaluations, their tenure and experience in their current role, their future potential, our business needs, recommendations presented by management, compensation data from comparable companies obtained from management's compensation consultant and other third parties, and analyses performed by our compensation department and/or consultants. Our CEO participates in certain committee meetings to discuss significant compensation issues with the committee or to provide recommendations to the committee regarding the compensation of other executive officers. The committee’s executive compensation decisions thus represent the culmination of extensive analysis and discussion between the committee and management, including our CEO, our Chief Human Resource Officer, and members of our compensation and law departments. The committee routinely reports to the full Board of Directors on compensation matters, generally after each regularly scheduled committee meeting.
The committee delegates to management the day-to-day implementation of compensation programs for employees who are not executive officers, subject to the terms of plans approved by the committee or the Board. Generally, however, we seek to offer a consistent compensation program across our company, and as a result, determinations made by the committee on executive compensation, such as performance goals under our Gainsharing program, generally apply to other employees as well.
The committee has the authority under its charter to hire its own compensation consultants and legal advisors, at our expense. During 2020, the committee retained Semler Brossy Consulting Group to advise the committee with respect to certain aspects of executive officer and director compensation.
Compensation Comparisons
Our executive compensation program is market-based and is designed to be competitive with other compensation opportunities available to executives. However, compensation comparisons alone do not drive the committee’s decisions, which result from a number of factors described above that can be different for individual executives, can vary from year-to-year, and include a number of qualitative and quantitative judgments. Compensation comparisons are one factor in this analysis.
For annual compensation decisions made in December 2019, executive compensation survey data and statistical analyses that we used for our Chief Executive Officer and our Chief Financial Officer were provided by management’s compensation consultant, Pearl Meyer & Partners, as follows:
•Proxy statement data for 13 publicly held insurance companies;
•Survey data published by Willis Towers Watson and Aon of companies with comparable revenues of around $38 billion; and
•Proxy statement data for 33 public companies within close proximity to Progressive on the Fortune 500 list.
The first category included publicly held insurance companies, which represent potential competitors for our executive talent. We included companies with comparable total revenues, rather than total assets, due to significant asset size differences between insurance companies writing different types of insurance products. The companies in this category are listed below in descending order according to total revenue for 2019.
MetLife, Inc.
Prudential Financial, Inc.
The Allstate Corporation
The Progressive Corporation
Chubb Limited
The Travelers Companies, Inc.
Aflac Incorporated
The Hartford Financial Services Group, Inc.
Lincoln National Corporation
Principal Financial Group, Inc.
Unum Group
CNA Financial Corporation
Assurant, Inc.
Genworth Financial, Inc.

The remaining two categories included a large number of companies from many industries. Similar to the Fortune 500 approach, we segment survey data based on company revenues and not total assets, given significant differences in asset requirements across various industries. Further, we do not generally recruit senior management level talent from other insurance companies, and our executives have employment opportunities with companies doing business in a variety of industries. As a result, we view the broad range of companies to be an appropriate reflection of the marketplace for the services of our executives.
With respect to the other NEOs, we use published survey data because proxy statement data is not as readily available for these positions. For our Personal Lines President and Commercial Lines President, we use survey data published by Willis Towers Watson and Aon, which included public companies with revenue scopes similar to these business units. The comparison for our Claims President was obtained from survey data published by Mercer PCICS, which included property and casualty claims executives at other insurance companies with direct written premium greater than $10.0 billion.
In evaluating the data from these groups, we do not focus on the identity of any individual company, but are interested in the aggregate data and the range of pay. All compensation comparisons referred to in this report are based on the data for these comparison groups. The comparisons were provided to the Compensation Committee in December 2019, at the time that the committee was considering and made 2020 compensation decisions for the NEOs.
Use of “Tally Sheets”
When the Compensation Committee is considering annual compensation decisions for the NEOs, the committee is provided with information showing, for each NEO, the total target compensation (salary, annual cash incentive potential, and equity-based award values) proposed to be awarded to such executive for the upcoming year. These tally sheets are used by the committee to review each NEO's current compensation level and to enable meaningful comparisons to the compensation paid to similar executives at comparable companies. This is one way that the committee monitors and assesses the reasonableness of its annual compensation decisions for each NEO.
In addition, at least annually, the committee reviews summaries of the payments that would be made to each NEO upon the occurrence of various events, such as termination, retirement, or a change in control. These tally sheets allow the committee to see all of the potential payouts that the NEO can receive in addition to annual compensation awards. Such payouts may arise from a number of sources, depending on the event triggering the payments, including: the executive’s prior service and earnings (such as distributions from deferral accounts); payments triggered by an employment termination (severance); or an acceleration of a vesting event that otherwise would not have occurred, if at all, until a future date (for example, vesting of equity-based awards upon achieving eligibility for a “qualifying retirement,” which is applicable to awards granted to NEOs in 2019 and earlier, or a “change in control”). The committee thus is able to understand and monitor the amount of such potential payouts in each scenario, and to distinguish the source of individual components of such payouts.
To the extent that these payments arise from an NEO's prior earnings (such as distributions from deferral accounts), the committee generally does not factor those payments into compensation decisions, since those amounts were previously earned in full by the executive, the value of the account has increased or decreased over time based on their investment elections, and we have made no subsequent contributions to increase the value of these accounts. To the extent that these payments arise from performance measures established in prior years, the committee generally does not view such payments negatively either, since the amount and timing is dependent on whether and when the company achieves the stated performance goals and the executive’s services that helped lead to the achievements. Potential severance payments and acceleration events, on the other hand, are monitored by the committee to ensure that they are reasonable and appropriate in the applicable scenarios.
Internal Pay Equity; Wealth Accumulation
We do not use “internal pay equity” or “wealth accumulation” analyses to limit compensation paid to the CEO or other NEOs. Such systems typically put a ceiling on part or all of an executive’s compensation based on considerations such as the amount of compensation paid to another executive or employee or the value of awards previously made to the executive in question. Management and the committee believe that these types of limitations are not an appropriate way to make compensation decisions for our executives and would be contrary to the interests of the company and our shareholders. Instead, our focus is to make appropriate executive compensation decisions annually, so that executives are paid at competitive levels with a significant “at- risk,” performance-based component that is commensurate with the executive’s responsibilities.
No Tax “Gross-Up” Payments
We do not provide tax gross-up payments in connection with an executive officer’s compensation, severance, change-in-control payments, perquisites, or other benefits provided by us. Minor exceptions to this rule may arise under terms that apply to all of our employees; for example, any employee, including an executive officer, who receives taxable benefits from us under our relocation program is entitled to receive payments to defray the related tax obligation.
Effect of Any Future Financial Restatement; Recoupment
The terms of our cash incentive programs and performance-based equity awards allow us to recoup payments and vested awards from NEOs if the applicable operating or financial results triggering such payment or the vesting of such award are later restated, to the extent that such incentive payments or awards would not have been paid out based on the revised operating or financial results. For additional information concerning these recoupment or “clawback” rights, including limitations on those rights, see “–Elements of Compensation – 2020 Decisions and Awards - Clawback Provisions.”
Equity Ownership Guidelines for Executives
Within five years after becoming our CEO and at all times while serving as CEO thereafter, the CEO must acquire and hold Progressive common shares (or equivalent vested interests, such as shares held on their behalf in our 401(k) plan or equivalent units held in our executive deferred compensation plan, but excluding unvested restricted stock units) with a minimum value of six times the CEO's salary. All of the NEOs are expected to hold meaningful amounts of Progressive equity at levels that their respective compensation and financial circumstances permit. To support this goal, each of these executive’s annual compensation is heavily weighted towards equity compensation. As a result, within three years of becoming an executive officer, each of these executives is expected to hold restricted or unrestricted equity with a value of at least three times the NEO's salary. Management and the committee believe that equity holdings under these guidelines, as well as additional, voluntary holdings by executive officers in our equity, 401(k), and deferral plans, or in their personal accounts, appropriately ensure that the interests of management will be aligned with those of our shareholders. As of January 31, 2021, Mrs. Griffith and each of the other NEOs satisfied the applicable guideline. Although Mr. Barbagallo satisfied the guidelines, as a result of a change in his role for 2021, he is no longer subject to them.

Prohibitions on Derivatives and Hedging Transactions
Under our insider trading policy, our executive officers and directors are prohibited from making any “short sales” of our common shares and from purchasing, selling, or writing exchange-traded or over-the-counter options (including puts and calls) on our common shares. Our executive officers and directors are also prohibited from entering into any transaction in derivatives or other instruments that are based on or relate to our common shares or any other Progressive security and from buying, selling, or trading any financial instrument (such as a variable forward contract, equity swap, credit default swap, collar, or exchange fund), or initiating or participating in any other transaction that is designed or intended to hedge against, or profit from, a decrease in the market value of our common shares or any other Progressive security.
Prohibition on Pledges
Our executive officers and directors are prohibited from pledging their Progressive common shares as collateral for any loan, including a margin loan. We are not aware of any pledge of Progressive common shares by a director or executive officer.
Timing of Annual Equity Awards
We expect that, consistent with our actions in recent years, annual equity awards will be made in March of each year, unless a legal or plan requirement causes us to adopt a change for a specific year. March is considered appropriate for annual awards because it follows shortly after annual performance evaluations and salary adjustments for executives and other equity eligible employees, thus providing an administratively convenient time to calculate the awards and communicate them to the recipients. In addition, the timing in mid-March follows the publication of our annual report for the prior year and, typically, the publication of our financial results for the first two months of the year, ensuring that up-to-date public information concerning the company is available in the marketplace at that time. Historically, interim awards generally have been made to an executive officer at the time of appointment to or promotion within the executive team or in a few instances when the committee deemed a special award to be appropriate; any such interim or special award to an executive officer would require the approval of the Compensation Committee.
RELATED CONSIDERATIONS
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code limits to $1 million per year (the “deduction limit”) the deduction allowed for federal income tax purposes for compensation paid to “covered employees.” “Covered employees” includes the chief executive officer, the chief financial officer, and the three other most highly compensated executives, and any individual who meets the definition of “covered employee” in 2018 or any later tax year. Each of the NEOs is now a covered employee and Progressive will not be able to deduct any compensation paid to them for any taxable year in excess of $1 million unless the compensation qualifies for special treatment as described below.
In 2020, compensation that did not qualify for the special treatment (described below) exceeded the deduction limit by $13.8 million, including $6.3 million related to Mrs. Griffith’s compensation. As a result of the deduction limit, we will pay an additional $2.9 million in federal taxes with respect to 2020, of which $1.3 million relates to Mrs. Griffith’s compensation.
For 2017 and prior years, the deduction limit did not apply to compensation paid under a plan that met certain requirements for “performance-based compensation.” For 2018 and later tax years, there is not an exception for “performance-based compensation” other than compensation that satisfies the definition and that is paid under a written binding contract in effect as of November 2, 2017. During 2020 the IRS issued final regulations related to performance-based equity awards granted in 2017 and prior years. We continue to believe our performance-based awards granted during and before 2017 qualify for this special treatment and that the deduction limit will not apply to compensation earned under these awards. The last of the awards that we believe qualified for this special treatment vested in 2020.
The committee does not currently intend to discontinue or change any component of the compensation program that has a potential negative impact under Section 162(m), since it believes that the overall program is appropriate and in the interests of shareholders.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code sets forth requirements for non-qualified deferred compensation arrangements. These requirements apply to deferrals of compensation earned or vested after 2004. If deferrals do not comply with the requirements, the amount deferred is immediately included in the individual’s taxable income, and the individual is subject to an additional 20% tax plus interest, even if the actual payment of value to the individual might be delayed for years under the applicable plan or award. We seek to draft our compensation plans in a manner that provides an exemption from Section 409A or complies with Section 409A requirements.

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Progressive filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Progressive specifically incorporates this Report by reference therein.
The Compensation Committee of the Board of Directors of The Progressive Corporation (“Progressive”) has reviewed and discussed with Progressive’s management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Progressive’s Proxy Statement for 2021, and incorporated by reference into Progressive’s Annual Report on Form 10-K for the year ended December 31, 2020.

            COMPENSATION COMMITTEE

                                        Roger N. Farah, Chair
                         Philip Bleser
                               Pamela J. Craig
                                   Barbara R. Snyder

COMPENSATION PROGRAMS AND RISK MANAGEMENT
We believe that our compensation plans and incentives are designed so that employees are not encouraged to take inappropriate risks. We also believe our compensation plans include appropriate risk control mechanisms, along with the applicable profit margin, growth, or other performance goals. The criteria used to calculate annual cash incentive payments under our Gainsharing program, as well as the goals under most of our performance-based equity awards that measure insurance results, reward the achievement of challenging growth goals, but only if our profitability is within specified levels. Under our Gainsharing program, moreover, these performance measures are applied on a companywide basis, ensuring that all of our employees are motivated to pursue the same strategic goals.
In addition, we have an annual cash incentive program for our investment professionals (including our Chief Investment Officer), who actively manage our fixed-income portfolio. The primary constraints on the risks inherent in our fixed-income portfolio are our internal investment guidelines relating to credit quality, duration, issuer concentration, and other parameters, which are approved by the Board’s Investment and Capital Committee. Within this framework, our incentive plan compares the total return of our fixed-income portfolio against the results achieved by comparable firms in an investment benchmark for the current year and over the trailing three-year period to determine an indicated performance score. The Compensation Committee, in its discretion, can accept the indicated performance factor, or increase or decrease it, based on its evaluation of our fixed-income investment performance for the year; annual incentive payments for our investment professionals are then adjusted accordingly. We believe that this combination of investment guidelines and one- and three-year performance comparisons, with an overlay of Compensation Committee discretion to monitor performance and cash incentive results, appropriately addresses the risks attendant to the work of our investment professionals. We also award performance-based equity awards tied to the relative performance of our fixed-income portfolio to our CEO, CFO, Chief Investment Officer, and select portfolio managers. Under these awards, our portfolio’s three-year performance is evaluated against the total returns of comparable firms over the same periods, similar to the annual cash incentive plan for our investment professionals described above. Maximum payout under these awards occurs at performance at the 75th percentile of comparable firms to mitigate any incentive to increase investment risks to a level that would exceed the company’s overall risk tolerance. We believe that the focus on the three-year results, along with the investment constraints mentioned above and the use of the 75th percentile as the maximum payout measure, provides appropriate incentives for these executives without creating inappropriate risks.
In addition, our current cash incentive programs and performance-based equity awards allow us to recoup payments and vested awards from executive officers, if the applicable operating or financial results triggering payments or vesting of the award are later restated, to the extent that such cash incentives or awards would not have been paid out based on the revised operating or financial results. For additional information concerning these recoupment or “clawback” rights and the limitation thereon, see “Compensation Discussion and Analysis – Elements of Compensation – 2020 Decisions and Awards – Clawback Provisions.”
Based on these considerations, among others, we do not believe that our compensation policies and practices create risks that are likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION
The following information sets forth compensation of our named executive officers (NEOs) for 2020: our Chief Executive Officer (CEO); our Chief Financial Officer (CFO); and our three other most highly compensated executive officers.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary[1] ($)	Stock Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
Susan Patricia Griffith	2020	$980,770	$9,500,037	$4,707,694	$32,022	$15,220,523
President and Chief Executive Officer	2019	888,461	9,000,104	4,047,253	105,454	14,041,272
	2018	791,346	11,000,133	2,267,207	114,239	14,172,925
John P. Sauerland	2020	672,115	2,275,137	1,935,692	12,750	4,895,694
Vice President and Chief Financial Officer	2019	622,115	2,187,622	1,746,713	12,000	4,568,450
	2018	597,115	5,100,092	1,425,613	12,000	7,134,820
Patrick K. Callahan	2020	565,384	1,650,123	1,628,307	12,000	3,855,814
Personal Lines President	2019	491,346	1,375,087	1,351,399	12,000	3,229,832
	2018	418,654	935,031	799,629	12,000	2,165,314
John A. Barbagallo[5]	2020	524,423	1,262,565	1,006,892	12,750	2,806,630
Commercial Lines President	2019	503,269	1,136,325	961,244	12,000	2,612,838
	2018	488,269	1,078,081	932,595	12,000	2,510,945
Michael D. Sieger	2020	516,346	1,250,095	991,384	12,750	2,770,575
Claims President	2019	469,231	1,187,618	896,231	12,000	2,565,080
	2018	418,654	935,031	799,629	12,000	2,165,314
1 Progressive pays employees on a bi-weekly basis, in an amount for salaried employees equal to 1/26th of his or her then-current annual salary rate. Typically, employees receive 26 paychecks in a calendar year. Every 10 to 12 years, however, the bi-weekly payment schedule results in an additional paycheck for each employee, including our named executive officers, as was the case in 2020. Accordingly, 2020 salary figures in the table above include an additional paycheck for each NEO, which resulted in an increase in their respective 2020 salaries of approximately 3.8% (or 1/26) above what would have been earned in a typical 26-paycheck year. The additional paycheck will not be paid in 2021, as we returned to a 26-paycheck schedule.
2 Represents grant date fair value of restricted stock unit awards for each year. Grant date fair value is measured using the closing price of our common stock on the date of grant. With regard to performance-based awards, the grant date fair value represents the target value; however, the ultimate value to the NEO can be higher or lower depending on performance. See "– Outstanding Equity Awards at Fiscal Year-End" for further discussion. The following table represents the value of performance-based awards at grant date assuming the maximum level of performance were to be achieved.

Name	Grant Year	Grant Date Fair Value (Maximum Performance)
Susan Patricia Griffith	2020	$16,150,070
	2019	15,300,126
	2018	13,600,189
John P. Sauerland	2020	3,997,763
	2019	3,843,875
	2018	3,690,058
Patrick K. Callahan	2020	2,750,148
	2019	2,187,622
	2018	1,275,014
John A. Barbagallo	2020	1,893,880
	2019	1,578,148
	2018	1,470,069
Michael D. Sieger	2020	1,875,109
	2019	1,781,427
	2018	1,275,014
For the terms of awards granted in 2020, see “– Grants of Plan-Based Awards” and “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" below. Also, see “Compensation Discussion and Analysis,” as well as Note 9 – Employee Benefit Plans in our 2020 Annual Report to Shareholders for further discussion of the restricted stock unit awards and our recognition of expense relating to such awards.

3 For 2020, amounts were earned exclusively under The Progressive Corporation 2020 Gainsharing Plan for all NEOs. Non-equity incentive plan compensation earned by these executives with respect to 2020 was paid (if not deferred by the NEO) in early 2021. Amounts reported include, if applicable, compensation that was deferred under our Executive Deferred Compensation Plan (EDCP). Further discussion of these plans is included in “Compensation Discussion and Analysis,” “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” and “– Nonqualified Deferred Compensation.”

4 All Other Compensation for 2020 is comprised of the following:

Name	401(k) Employer Contributions[a]	Perquisites[b]	Other[c]
Susan Patricia Griffith	$12,000	$20,022	$—
John P. Sauerland	12,000	—	750
Patrick K. Callahan	12,000	—	—
John A. Barbagallo	12,000	—	750
Michael D. Sieger	12,000	—	750
a Represents employer matching contributions made during 2020 under our 401(k) plan. Amounts contributed are based on level of employee contribution, with a maximum annual employer contribution of $12,000.
b Includes $9,451 in incremental costs for Mrs. Griffith’s personal use of our company airplane. We calculate incremental costs to include the cost of fuel and oil per flight; trip-related inspections, repairs, and maintenance; crew travel expenses; on-board catering; trip-related flight planning services; landing, parking, and hangar fees; supplies; passenger ground transportation; and other variable costs. Since the airplane is used primarily for business travel, we do not include the fixed costs that do not change based on personal usage, such as pilots’ salaries, the depreciation of the airplane, and the cost of maintenance not related to personal trips. In addition, the perquisite amount includes $10,571 in incremental costs attributable to the personal use of a company-owned vehicle by Mrs. Griffith, which is primarily used for commuting to and from work. For more information, see “Compensation Discussion and Analysis - Other Elements of Compensation - Perquisites.”
c Reflects a service anniversary award paid for each five-year anniversary of employment with the company, under a program applicable to all employees.
5 Mr. Barbagallo was the Commercial Lines President until mid-January 2021, and is currently a member of the Strategy team.

GRANTS OF PLAN-BASED AWARDS
The following table summarizes annual cash awards (non-equity incentive plan awards) and equity incentive awards that were eligible to be earned by our NEOs with respect to 2020. Each restricted stock unit is equivalent in value to one common share.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Equity Awards[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Susan Patricia Griffith	NA	0	$2,451,924	$4,903,848
	3/19/2020						42,512	[3]			$2,850,004
	3/19/2020				0	[4]	99,195	[4]	240,902	[4]	6,650,033
John P. Sauerland	NA	0	1,008,173	2,016,346
	3/19/2020						9,696	[3]			650,020
	3/19/2020				0	[4]	24,241	[4]	59,633	[4]	1,625,117
Patrick K. Callahan	NA	0	848,077	1,696,154
	3/19/2020						8,205	[3]			550,063
	3/19/2020				0	[4]	16,409	[4]	41,023	[4]	1,100,059
John A. Barbagallo	NA	0	524,423	1,048,846
	3/19/2020						7,533	[3]			505,012
	3/19/2020				0	[4]	11,300	[4]	28,250	[4]	757,552
Michael D. Sieger	NA	0	516,346	1,032,692
	3/19/2020						7,459	[3]			500,051
	3/19/2020				0	[4]	11,188	[4]	27,970	[4]	750,044
NA=Not Applicable
1The amount of non-equity incentive plan compensation earned by the NEOs with respect to 2020 is included in the “– Summary Compensation Table.” Further description of both the non-equity and equity incentive plan awards is provided in “Compensation Discussion and Analysis” and in the "– Narrative Disclosure to Summary Compensation Table and Grants of Plan – Based Awards Table" below.
2Awards were granted under the 2015 Equity Incentive Plan (the "2015 Plan") and are valued at the closing price of our common shares on the date of grant, which was $67.04 for March 19, 2020. The target amount of performance-based restricted stock unit awards granted is used to determine grant date fair value.
3Represents the number of shares covered by time-based restricted stock unit awards.
4Represents the number of shares covered by performance-based restricted stock unit awards. Except as otherwise noted in this footnote 4, these awards measure growth of our vehicle insurance businesses and homeowners business against each respective market's growth and will vest from 0-250% of the target award, only if and when pre-established performance goals are attained.
As part of their annual awards, Mrs. Griffith received 14,171 units and Mr. Sauerland received 1,940 units in the form of performance-based awards that measure the performance of our fixed-income portfolio returns against a benchmark peer group. These awards can vest from 0-200% of the target award only if and when pre-established performance goals are attained.

NARRATIVE DISCLOSURE TO SUMMARY
COMPENSATION TABLE AND GRANTS OF
PLAN-BASED AWARDS TABLE
Salary. For 2020, salary comprised approximately 6% of total compensation for Mrs. Griffith, 14% for Mr. Sauerland, 15% for Mr. Callahan, and 19% for both Mr. Barbagallo and Mr. Sieger. See “Compensation Discussion and Analysis – Elements of Compensation – 2020 Decisions and Awards – Salaries” above for more information.
Non-Equity Incentive Compensation. Non-equity incentive compensation for the NEOs with respect to 2020 was available under the 2020 Gainsharing Plan (Gainsharing Plan). Amounts earned under this plan are included as Non-Equity Incentive Plan Compensation in the “– Summary Compensation Table.”
Under the Gainsharing Plan, the Gainshare Factor was determined for all NEOs after the end of the year based on our actual operating performance for that year, when compared to objective criteria previously established by the Compensation Committee in the first quarter of the year. The executive’s incentive payment would equal the target Gainsharing amount if the applicable Gainshare Factor equaled a 1.0 for the year. Each executive had to be employed on November 30th of 2020 to receive an incentive payment for the year. Annual incentive payments were made in February 2021, after the appropriate approvals and certifications were received from the Compensation Committee.
The Gainshare Factor for the core business for 2020 was calculated by reference to separate “Gainsharing matrices” established by the committee in the first quarter of the year for each business unit. Each matrix assigned a performance score between zero and 2.0 to various combinations of growth and profitability for the applicable business unit. In 2020, the final Gainshare Factor determined according to these criteria was 1.92. For more information about the target percentages for the NEOs and the calculation of the Gainshare Factor, see “Compensation Discussion and Analysis – Elements of Compensation – 2020 Decisions and Awards – Annual Cash Incentive Payments (Gainsharing).”
Under the Gainsharing Plan, incentive payments made to the NEOs are subject to recoupment by Progressive if operating or financial results that are used in the payment calculation are later restated. See “Compensation Discussion and Analysis – Elements of Compensation – 2020 Decisions and Awards – Clawback Provisions.” Further, the incentive payments will be subject to recoupment to the extent required by the rules of the SEC, NYSE, or any policy we adopt to comply with those rules.
Equity Incentive Plan Awards. In 2020, all of the equity incentive awards were granted pursuant to our 2015 Plan. We granted both time-based and performance-based restricted stock unit awards to each of the NEOs.
Restricted stock units entitle the holder to receive, upon the satisfaction of all requirements for vesting and the lapse of any other restrictions, one Progressive common share in exchange for each unit vesting. Units do not have voting rights, but are entitled to dividend equivalent payments at the same rate and time dividends are paid to holders of our common shares; those dividend equivalent payments are reinvested into additional restricted stock units, which will vest only if, when, and to the extent that the underlying restricted stock unit vests.
During March 2020, each of the NEOs received a time-based restricted stock unit award. These time-based awards are scheduled to vest in equal installments on January 1, 2023, 2024, and 2025, provided that the executive remains an employee through that time.
We also granted annual performance-based restricted stock units to the NEOs in March 2020. All of the NEOs received a performance-based restricted stock unit award tied to the operating performance of our vehicle and homeowners businesses. Mrs. Griffith and Mr. Sauerland also received an award tied to the performance of our fixed-income investment portfolio, as further described below.
For the performance-based restricted stock unit awards tied to the operating performance of our insurance businesses, the awards have a performance goal that compares our growth to industry growth over the performance period (2020 through 2022) and includes a combined ratio requirement. For the performance-based restricted stock unit awards tied to the performance of our fixed-income portfolio, the awards have a performance goal that measures the return of our fixed-income portfolio, which is actively managed by our investment professionals, over a three-year period (2020 through 2022), against the returns of a set of comparable investment firms.
The 2020 performance-based restricted stock unit awards have provisions that permit the NEOs to retain a higher percentage of their awards (compared to other award recipients) if they retire after having satisfied qualified retirement provisions and providing advanced notice. See “– Potential Payments Upon Termination or Change in Control” below for further discussion of these plan provisions.

All restricted stock unit awards granted during 2020 are subject to potentially accelerated vesting pursuant to the “change in control” provisions in the 2015 Plan. See “– Potential Payments Upon Termination or Change in Control” below for further discussion of these plan provisions.
The performance-based restricted stock unit awards granted in 2020 are subject to recoupment by Progressive under certain circumstances. See “Compensation Discussion and Analysis – Elements of Compensation – 2020 Decisions and Awards – Clawback Provisions.”
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes the unvested restricted equity awards outstanding at year-end, all of which were granted under our 2015 Plan. The value of the equity awards is calculated using $98.88 per share, the closing price of Progressive common shares on the last business day of 2020.

	Stock or Unit Awards[1]
Name	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Susan Patricia Griffith	159,685	[2]	$15,789,618
	670,742	[3]	66,322,941
John P. Sauerland	75,728	[2]	7,487,950
	175,466	[3]	17,350,031
Patrick K. Callahan	33,205	[2]	3,283,334
	94,662	[3]	9,360,194
John A. Barbagallo	22,298	[2]	2,204,838
	76,565	[3]	7,570,776
Michael D. Sieger	19,929	[2]	1,970,531
	75,772	[3]	7,492,288
1Amounts include restricted stock unit awards and related dividend equivalents, which are rounded to a whole unit.
2Represents time-based restricted stock unit awards for each of the NEOs. Following are the applicable vesting dates for those awards (certain events may cause earned but unvested shares to vest earlier; see “Executive Compensation - Potential Payments Upon Termination or Change in Control” for further discussion):

Name	1/1/21	1/1/22	1/1/23	1/1/24	1/1/25
Susan Patricia Griffith	41,816	39,354	43,657	20,638	14,220
John P. Sauerland	23,374	21,880	22,501	4,729	3,244
Patrick K. Callahan	9,509	8,230	7,599	5,122	2,745
John A. Barbagallo	6,114	4,795	5,149	3,720	2,520
Michael D. Sieger	4,891	4,056	4,863	3,624	2,495

3The following table presents, as of December 31, 2020, the number of unvested performance-based restricted stock units, including reinvested dividend units, for each of the NEOs, by year of grant. The number of units shown reflects either the target amount of units, or the maximum number of units for each individual award that comprises the total that can vest, depending on the company’s expectations, as described in the applicable note below.

Name	2018	2019	2020
Susan Patricia Griffith	237,870	205,345	227,527
John P. Sauerland	64,540	53,031	57,895
Patrick K. Callahan	22,300	31,195	41,167
John A. Barbagallo	25,712	22,504	28,349
Michael D. Sieger	22,300	25,403	28,069

Following are the performance criteria that must be achieved to enable the performance-based restricted stock unit awards to vest for the year of grant indicated (CR = Combined Ratio). Pursuant to applicable regulations, expectations above the minimum threshold level, but at or below target, are shown at target and expectations of vesting above the target level are shown at the maximum potential vesting.

Type	Measurement Period	Vesting Range	CR	Growth Rate Over Base	Reported Value	Expiration Date
Performance versus Market[a]
2018	1/1/18-12/31/20	0-250%	96	varies	Max	1/31/2023
2019	1/1/19-12/31/21	0-250%	96	varies	Max	1/31/2024
2020	1/1/20-12/31/22	0-250%	96	varies	Max	1/31/2025
Investment[b]
2018[c]	1/1/18-12/31/20	0-200%	NA	NA	Max	3/15/2021
2019	1/1/19-12/31/21	0-200%	NA	NA	Target	3/15/2022
2020	1/1/20-12/31/22	0-200%	NA	NA	Target	3/15/2023
NA=Not Applicable
Note: The vesting provisions for the 2020 awards are discussed in “Compensation Discussion and Analysis – Elements of Compensation – 2020 Decisions and Awards – Equity Awards,” and the vesting provisions for the 2018 and 2019 awards have the same structure.
a At December 31, 2020, the company’s expectation for each award is based on our performance through 2020, industry growth rates for the applicable performance period to the extent available, and our estimates of each for the remainder of the performance period.
b At December 31, 2020, the company’s expectation for each award is based on our performance through 2020, the performance of the peer group during the applicable performance period to the extent available, and our estimates of each for the remainder of the performance period.
c This award vested at a factor of 181% out of a possible 200% in February 2021.

OPTION EXERCISES AND STOCK VESTED
The following table summarizes the vesting of restricted stock unit awards during 2020. Vesting values reflect considerable stock appreciation from the date of grant. For example, the stock price at original grant of the performance-based restricted stock units that vested in July 2020 was $40.22, versus a stock price of $87.92 at vesting. The units that vested included dividend equivalent units valued at various other prices during the performance period; all of those prices were lower than the stock price at vesting. In addition, the maximum vesting factor was achieved under both of the performance-based restricted stock unit awards that vested during 2020.

	Stock Awards
	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting[2]
Name	(#)	($)
Susan Patricia Griffith	308,894	$26,681,393
John P. Sauerland	93,770	8,091,327
Patrick K. Callahan	37,914	3,190,817
John A. Barbagallo	46,511	3,982,581
Michael D. Sieger	35,638	3,058,569
1 The following table summarizes the number of time-based and/or performance-based restricted stock units, including dividend equivalent units, if applicable, that vested on various dates during the year. Our performance-based restricted stock unit awards vested either when the Compensation Committee certified that the performance criteria were achieved for the awards based on investment performance (February 18, 2020) or when the Compensation Committee certified that the company's growth exceeded industry growth and achieved a pre-determined profit target for awards based on market performance (July 20, 2020).

	Vesting Date	1/1/2020	2/18/2020	7/20/2020
	Value at Vesting	$73.81	$83.60	$87.92
	Type	TB	PB	PB
Name	Performance Factor	NA	2.00	2.50
Susan Patricia Griffith		21,669	39,533	247,692
John P. Sauerland		8,920	6,272	78,578
Patrick K. Callahan		10,103	—	27,811
John A. Barbagallo		7,561	—	38,950
Michael D. Sieger		5,298	—	30,340
NA = Not applicable for time-based awards
TB = Time-based
PB = Performance-based
2 Mr. Callahan elected to defer his entire performance-based restricted stock award, excluding related dividend equivalent units, upon vesting. See “- Nonqualified Deferred Compensation” for additional information.

NONQUALIFIED DEFERRED COMPENSATION
The following table summarizes amounts contributed to, earned within, and distributed from The Progressive Corporation Executive Deferred Compensation Plan (EDCP) during 2020, as well as each NEO's aggregate balance in the EDCP at December 31, 2020. Participation in the EDCP is voluntary; deferral elections are made annually for both non-equity incentive compensation and annual restricted equity awards.

	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year[2]	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions[3]	Aggregate Balance at Last Fiscal Year End[4]
Name	($)	($)	($)	($)	($)
Susan Patricia Griffith	$—	$—	$154,540	$—	$1,080,749
John P. Sauerland	—	—	72,961	127,182	577,173
Patrick K. Callahan	2,224,376	—	2,112,959	—	9,663,002
John A. Barbagallo	865,120	—	275,945	—	5,133,305
Michael D. Sieger	—	—	417,597	367,339	1,788,529
1Amounts contributed in the last fiscal year are not included in the 2020 information in the "– Summary Compensation Table" above since these contributions resulted from either non-equity incentive compensation earned with respect to 2019 and paid in 2020 or equity vestings granted in 2017.
2Progressive makes no supplemental contributions to the EDCP in the year of deferral or in subsequent years.
3Represents scheduled distributions based on the applicable executive’s elections made in prior years.
4 Amounts represent the accumulation of previously deferred non-equity incentive compensation awards or restricted equity awards, both time-based or performance-based, together with earnings on deemed investments. For Mr. Callahan and Mr. Barbagallo, the amounts reported in our Summary Compensation Table for 2006 through 2019 were $2,777,037 and $3,332,596, respectively, a portion of which may have been distributed to the participant. No other NEO had deferred amounts reported in the Summary Compensation Tables during this period.
The NEOs can defer all or part of the annual cash incentive payments earned under the Gainsharing Plan, as well as all of their annual restricted equity awards (but not dividend equivalent units). Amounts equal to the deferred incentive payments or restricted equity awards are credited under the plan at the time that the incentive payment otherwise would be paid to the participant or the restricted equity awards otherwise would vest. The plan has 18 mutual funds, as well as Progressive common shares, as deemed investment choices. The participant selects the deemed investment choices for contributions and transfers; however, fund transfers are limited and restricted equity awarded in or after March 2005 are automatically deemed invested in Progressive common shares until the date of distribution under the plan. We make no matching contributions or additional deposits on behalf of any participant. Any earnings are a result of an executive’s deemed investment choices.
We have established an irrevocable grantor trust to provide a source of funds to assist us in meeting our liabilities under the EDCP. To secure our future payment obligations to participants, we deposit amounts equal to deferred cash incentive payments or restricted equity awards into the trust and the trust holds investments equivalent in kind and number to the aggregate deemed investment elections selected by participants. The rights of participants and their beneficiaries under the EDCP are merely unsecured contractual rights against us. Participants have no proprietary rights or interests in the trust’s assets, including any securities that are held by the trust, all of which remain subject to the claims of our general creditors. We do not guarantee any specific rate of return to participants who defer amounts into the EDCP. For the year ended December 31, 2020, returns for the EDCP's deemed investment choices ranged from 0.45% to 54.48%.
Distributions from the EDCP are made in accordance with an election made by the participant prior to earning the deferred award. Distributions are made in a lump-sum or in three, five, or ten annual installments, beginning at the earlier of the date selected by the participant or upon his or her termination of employment. For deferrals made after 2004, distributions resulting from termination of employment begin six months after the participant leaves the company. In addition, distributions may be triggered by certain “change in control” events. All distributions are made in cash, with the exception of deferred restricted equity awards granted in or after March 2005, which are distributed in common shares.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table highlights the benefits that generally may be received by our NEOs, as well as other employees who participate in the applicable benefit plans, when certain events occur that result either in termination of employment or a change in control of the company.

Is the Executive Eligible to Receive[1]:
Under Equity Plan
If This Triggering Event Occurs:	Severance Benefits?	Change in Control Benefits[2]?	Qualified Retirement Benefits?	Other Termination Provisions?	Payments under EDCP[3]?
Involuntary termination (without cause)	✓	–	–	–	✓
Voluntary separation (including nonqualified retirement)	–	–	–	✓	✓
Retirement – qualified (as defined in the plan)[4]	–	–	✓	–	✓
Termination for cause	–	–	–	–	✓
Change in control, no loss of employment	–	✓	–	–	✓
Change in control and involuntary termination (without cause) or resignation due to a significant job change	✓	✓	–	–	✓
Death	–	–	✓	✓	✓
1This table is intended as a general summary only. This table excludes amounts attributable to any accrued but unpaid base salary, sick leave, and/or paid time off, if applicable. An executive’s eligibility to receive any of the benefits outlined in this table may be subject to certain criteria, conditions, or other requirements as set forth in the applicable plan documents or related agreements. See below for additional discussions.
2The 2015 Plan has a double trigger provision. See “– Change-in-Control Provisions Under Equity Plan” for additional information.
3An executive will be entitled to receive payments under the EDCP only if he or she deferred compensation under the EDCP. See “– Nonqualified Deferred Compensation” for additional information.
4Under our outstanding equity awards, as discussed below, a “qualified retirement” excludes any termination of employment for cause (as defined in the plans). However, the same event can be treated as a “qualified retirement” under our equity plan and an involuntary termination without cause under our severance plan.
The significant provisions of our executive separation allowance (severance) plan, as well as the provisions of our equity plan involving “change in control,” “qualified retirement,” and death benefits, are discussed in more detail below. Payments to be made under our EDCP upon an executive’s termination of employment or a “change in control” are discussed under “– Nonqualified Deferred Compensation.” We do not provide other benefits that are triggered by an NEO's termination or retirement or by a change in control, except for our 401(k) plan (which is available to all employees) or those required by law (such as postemployment medical insurance coverage under COBRA).
Severance Plan. Our executive separation allowance plan is designed to provide executives with well-defined financial payments if we ask the executive to leave under certain circumstances. The plan covers our NEOs, other executive officers, and all other equity-eligible employees.
Among other terms and conditions, we will generally pay a separation allowance (severance) payment to an eligible executive if:
•his or her employment terminates for reasons other than resignation (including retirement), death, disability, leave of absence, or discharge for cause (as defined in the plan), or he or she resigns within a specific period of time following any change in his or her job duties that is deemed significant by Progressive; and
•the employee signs a termination and release agreement as required by the plan.
The amount of the severance payment will vary among employees based on position and years of service. For the NEOs, the severance payment would equal three times the executive’s annual base salary only at the time of termination. Cash incentive payments, bonuses, equity awards, perquisites, and other compensation are excluded from the severance calculation. In addition, under the plan, the NEO would be entitled to continue medical, dental, and vision benefits for a period not to exceed 18 months at our cost, except that they would be required to make contributions to the cost of those benefits to the same extent as he or she did prior to termination. The NEO would also be eligible to receive outplacement services following separation with an estimated value of $13,000.

In addition, the plan provides that eligible NEOs will have the right to receive a severance payment in accordance with the formula described above, if after any change in control of Progressive, either:
•the NEO's employment is terminated for reasons other than resignation (including retirement), death, disability, leave of absence, or discharge for cause (as defined in the plan); or
•the NEO resigns due to a job change for “good reason.”
This plan defines “change in control” and “good reason” the same as those terms are defined in the 2015 Plan, which is described below.
In the event of a termination of employment of any of our NEOs due to a resignation (including retirement), death, disability, leave of absence, or discharge for cause (as defined in the plan), no separation allowance would be payable under the executive separation allowance plan.
The following table summarizes for each of the NEOs the severance payments that would have been made to the NEOs, and the estimated value of health and welfare benefits for which he or she would have been eligible, if the executive had separated from Progressive at December 31, 2020, under circumstances requiring payments under the executive separation allowance plan:

Name	Amount of Severance Payment ($)	Estimated Value of Health Benefits ($)
Susan Patricia Griffith	$2,850,000	$23,210
John P. Sauerland	1,950,000	32,339
Patrick K. Callahan	1,650,000	23,001
John A. Barbagallo	1,515,000	23,001
Michael D. Sieger	1,500,000	23,001
Change-in-Control Provisions Under Equity Plan. Benefits also may be provided under our equity plan to holders of equity awards, including our NEOs, if a change in control occurs. All equity awards currently outstanding were granted under the 2015 Plan.
The 2015 Plan has a “double-trigger” change-in-control provision. Unless an award provides otherwise, the award will not accelerate or be paid out upon a change in control if the outstanding award is honored, assumed, or replaced with a new right that complies with the terms of the change-in-control provisions in the 2015 Plan, including providing substantially identical terms and substantially equivalent economic terms. If the awards are not honored, assumed, or replaced, as described above, they will vest immediately prior to a change in control and each restricted stock unit award will be cashed out, at fair market value, with any performance-based awards deemed to have been earned at the higher of target or a multiple of target based on the level of achievement through the date of the change in control, if determinable. Any honored, assumed, or replacement award will vest after a change in control if, within 24 months after the change in control, the individual is terminated by the surviving entity or the individual terminates employment for good reason. If vesting is accelerated, performance-based awards will be considered to be earned at the higher of target (if applicable) or a multiple based on the level of achievement through the termination date, if determinable.
The definition of “change in control” in the 2015 Plan is intended to satisfy Section 409A of the Internal Revenue Code and defines the term as specific transactions or events, generally including (i) shareholder approval of a liquidation or dissolution, (ii) acquisition by an individual, entity, or group of 30% or more of the outstanding common shares or the combined voting power of the outstanding securities entitled to vote in the election of directors, unless specified exceptions are satisfied, (iii) a change in the composition of the Board such that the individuals who constituted the Board in May 2015 cease to constitute at least a majority of the Board (with new directors nominated for election by the Board generally treated as having been a director in May 2015), or (iv) the consummation of a reorganization, merger, consolidation, asset sale, or similar transaction unless the company's shareholders retain more than 50% of the voting power of the surviving entity, no individual, entity, or group owns 30% or more of the outstanding common shares or the combined voting power of the outstanding securities entitled to vote in the election of directors of the surviving entity, and the company's directors prior to the transaction constitute at least a majority of the board of directors of the surviving entity. “Good reason” involves an adverse employment decision affecting the NEO, such as a significant reduction in their duties or responsibilities, a decrease in their compensation, or a change in office location that would increase their commute by greater than 50 miles.

The following table quantifies the amount of each NEO’s change-in-control benefits under our equity incentive plan, assuming a change in control (within the meaning of the applicable plan) had occurred and the vesting of all outstanding equity awards and payments had been required under the applicable plan on December 31, 2020:

Name	Payments on Unvested Restricted Stock Unit Awards/Total[1] ($)
Susan Patricia Griffith	$44,200,655
John P. Sauerland	14,690,752
Patrick K. Callahan	7,027,411
John A. Barbagallo	5,233,148
Michael D. Sieger	4,967,447
1 Includes time-based and performance-based restricted stock unit awards, plus reinvested dividend equivalents. Performance-based awards are valued at their target amount.
Qualified Retirement Provisions Under Equity Plan. For awards granted in 2020 or earlier and held by the NEOs (other than special awards held by Mrs. Griffith and Mr. Sauerland):
•Time-Based Awards:
•2020 Awards: 50% of each unvested time-based award will vest when the individual retires after satisfying eligibility requirements.
•Earlier Awards: 50% of each unvested time-based award vested (or will vest) when the individual first satisfies the eligibility requirements for a qualified retirement. The remaining half of each award would then vest only when the time-based vesting provisions set forth in the applicable award agreement are satisfied, and no portion of the award vests upon the participant’s retirement.
•Performance-Based Awards (All): 50% of each unvested performance-based award will be retained by the qualifying retiree (except as noted below for certain executive officers including many of the NEOs) when he or she leaves the company for any reason other than termination for cause, subject to the disqualifying activity provisions discussed below. These awards will remain subject to the award agreements and will vest, if at all, only upon the satisfaction of the applicable performance criteria prior to the expiration date. In addition to these qualified retirement provisions, see “– Other Termination Provisions Under Equity Plan” below.

An NEO who has satisfied the requirements for a qualified retirement will retain 100% of his or her performance-based award granted between 2018 and 2020 if he or she becomes disabled or provides 12 to 18 months of advanced written notice of an intention to retire, although the company and the NEO can together agree on an earlier or later retirement date. In any event, such performance-based equity awards will vest only if, when, and to the extent that the applicable performance goals are achieved prior to expiration of the award.
The rights conferred by these provisions may be forfeited if the Compensation Committee determines that prior to vesting the executive has engaged in any “disqualifying activity.” See “Compensation Discussion and Analysis – Elements of Compensation – 2020 Decisions and Awards – Clawback Provisions.”
As of December 31, 2020, Mrs. Griffith, Mr. Sauerland, Mr. Barbagallo, and Mr. Sieger were eligible for qualified retirement benefits under our equity plan. The table below shows the value of each of their qualified retirement benefits if they had retired on December 31, 2020, and provided the required notice of their intended retirement as described above, with amounts valued using our closing stock price on December 31, 2020. Mr. Barbagallo and Mr. Sieger have each provided the notice required to retain 100% of their performance-based awards.    See “Compensation Discussion and Analysis – Elements of Compensation – 2020 Decisions and Awards – Significant Changes for 2021” for a discussion of changes to 2021 equity awards regarding qualified retirement.

	Value of Qualified Retirement Benefits[1,2] (As of 12/31/2020)
	Time-Based Equity Awards	Performance-Based Equity Awards[3]
Name[4]		Maximum[5]
Susan Patricia Griffith	$2,109,169	$68,998,167
John P. Sauerland	481,052	17,718,824
John A. Barbagallo	373,738	7,570,776
Michael D. Sieger	370,067	7,492,288
1"Qualified Retirement" under awards granted prior to 2021 includes any termination of employment for any reason, including death, but excluding termination for cause.
2Includes reinvested dividend equivalent units, which will vest and be paid out at the time of vesting in the same proportion that the underlying awards vest.
3Value depends on whether, and the extent to which, the company achieves the applicable performance goals established at the time each award was made, within the time periods permitted by the award. See the “– Outstanding Equity Awards at Fiscal Year-End” table for more information.
4Mr. Callahan will not become retirement-eligible until 2025. In the event his employment terminates as a result of his death prior to becoming retirement-eligible, his unvested time-based awards will vest to the extent they would have vested had he remained employed with us for another year and his performance-based awards will remain outstanding for the one-year period following his date of death. At December 31, 2020, the value of benefits under these provisions was expected to be $940,364 for time-based equity awards (see Note 2) and $2,205,049 for performance-based equity awards (see Notes 2, 3, and 5).
5Assumes all outstanding awards vest in full at the maximum factor.
Other Termination Provisions Under Equity Plan. Under our equity plan, termination of an executive for cause (as defined in the plan) will result in the forfeiture of all unvested awards. If an equity award recipient, including an NEO, ceases to be an employee prior to meeting the age and service requirements for a qualified retirement, the employee generally would forfeit any unvested awards, both time-based and performance-based. A limited exception permits a holder of performance-based restricted stock units (including the NEOs) whose employment is terminated (other than by the company for cause) after the end of an applicable performance period but before the award vests to retain the award but only until the first opportunity for the award to vest; at that time, the award will vest only if and to the extent that all performance measures have been satisfied. If, however, the award does not vest at that time (either because the minimum growth measures are not achieved or the profitability requirement is not satisfied), the award is forfeited.
Under awards granted in 2020 and earlier, death may result in vesting or termination of an equity award held by an NEO. With certain exceptions (including those described below), upon the death of an NEO, his or her estate (i) will retain rights to outstanding performance-based restricted stock unit awards to the extent the awards vest during the 12 months immediately following death, (ii) will vest immediately with respect to outstanding time-based awards to the extent the award would have vested during that same 12-month period, and (iii) all other restricted stock unit awards are forfeited. However, (i) with respect to awards granted in 2019 and earlier, other than with respect to special awards granted to Mrs. Griffith and Mr. Sauerland in August 2018, once an executive has reached his or her qualified retirement eligibility date, all eligible time-based unit awards that have not vested prior to his or her death will be forfeited and (ii) his or her death will be treated as a qualified retirement with respect to performance-based awards granted in 2020 or earlier. These provisions apply equally to all participants. See “Compensation Discussion and Analysis – Elements of Compensation – 2020 Decisions and Awards – Significant Changes for 2021” for a discussion of changes to 2021 equity awards regarding death and disability.
If an NEO had chosen to participate in our deferral plan, following their death, his or her estate or beneficiaries would also be entitled to receive distributions from the EDCP.
PAY RATIO DISCLOSURE
Our employee compensation program is designed to support, reinforce, and align our core values with our business strategy of growth and profitability, while ensuring we can attract, motivate, and retain talented employees, at every level, who drive our success. Our compensation program, which is the result of our review of market data for our job families, consists of:
•Base pay that is competitive with the range of pay for jobs with similar duties and responsibilities at other companies, and
•An annual cash incentive payment, which we refer to as Gainsharing, that is available to all permanent employees. As noted above, our Gainsharing program promotes a common culture and rewards employees when annual business goals and objectives are achieved. The payout can range from zero to 2.0x the target, which is a stated percentage of base pay. Per the Gainsharing Plan, the target percentage is typically:
•0 - 8% for administrative support and entry level professionals;
•8 - 20% for senior professionals and managers; and
•20 - 150% for senior managers and senior executives, other than the CEO.

To identify our median employee, as of December 31, 2020, we used the Medicare taxable wages as reported on the 2020 Form W-2 for all employees (other than the CEO) that were continuously employed for the entire calendar year. For permanent employees hired during 2020, base pay and Gainsharing payments were annualized to provide comparability. After we identified the median employee, we determined their total compensation in a manner consistent with the determination of the total shown for our CEO in the Summary Compensation Table.
Total compensation in the Summary Compensation Table includes a “non-equity incentive plan compensation” component, which for us generally represents payments under our Gainsharing program for our median employee, who on the last day of the year had a Gainsharing target of 8%.

Gainsharing payments for eligible employees are calculated in the same manner as the executive annual incentive payments described in “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Non-Equity Incentive Compensation.”
For 2020, our median employee's total annual compensation was $72,368 and our CEO's total annual compensation was $15,220,523, which results in a pay ratio of CEO compensation to median employee compensation of 210:1.
Given the different methodologies used by various public companies, the ratio reported above should not be used as a basis of comparison between or among companies, including companies in our peer group.

DIRECTOR COMPENSATION

COMPENSATION OF NON-EMPLOYEE DIRECTORS AT FISCAL YEAR-END
In May 2020, the Compensation Committee reviewed market data related to director compensation. Despite market data that would have supported an increase in director compensation, in light of COVID-19 and upon the recommendation of the Compensation Committee, the Board of Directors decided to maintain director compensation for the current term at the same level as the prior term for existing committees. The Board established comparable levels of compensation for members of the newly created Technology Committee. Compensation of our non-employee directors for the year ended December 31, 2020, was as follows:

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Philip Bleser	$—	$280,072	$280,072
Stuart B. Burgdoerfer	110,000	165,028	275,028
Pamela J. Craig	116,000	174,015	290,015
Charles A. Davis	—	290,024	290,024
Roger N. Farah	—	305,027	305,027
Lawton W. Fitt	—	470,055	470,055
Devin C. Johnson[3]	61,833	92,786	154,619
Jeffrey D. Kelly	110,000	165,028	275,028
Patrick H. Nettles, Ph.D.	—	315,053	315,053
Barbara R. Snyder	—	265,070	265,070
Jan E. Tighe	106,000	159,012	265,012
Kahina Van Dyke	—	265,070	265,070
1The cash fees will be earned and payment will be made on April 8, 2021, if the individual continues as a director until that date.
2Represents grant date fair value of restricted share awards. Awards were made on May 8, 2020, and valued based on that day’s closing price of $74.27 for all directors except Mr. Johnson (see footnote 3). All awards will vest on April 8, 2021, if the individual remains as a director until that date. The 2020 awards are the only outstanding restricted stock awards held by directors. See "Security Ownership of Certain Beneficial Owners and Management – Security Ownership of Directors and Executive Officers" for the number of shares awarded.
3Mr. Johnson's award, which represents prorated compensation for a partial term, was made on December 11, 2020, and valued based on that day's closing price of $94.39.

NARRATIVE DISCLOSURE TO DIRECTOR COMPENSATION TABLE
Our director compensation program is market-based and is designed to be competitive with other compensation opportunities available to directors. Each year prior to the beginning of the term, the Compensation Committee reviews director compensation data from comparable companies obtained from management's compensation consultants and other third parties, and analyses performed by our compensation department and/or consultants. For compensation decisions made in May 2020 for the 2020-2021 term, the Compensation Committee reviewed survey data for companies similar to those reviewed in connection with the establishment of 2020 executive officer compensation but in light of COVID-19 decided not to make any changes to director compensation.
Amount of Compensation. After receiving a recommendation from the Compensation Committee, the Board establishes compensation levels for each term based primarily on committee assignments, with separate compensation provided for services as Chairperson of the Board. The following table sets forth the annual compensation levels approved by the Board of Directors for the 2020-2021 term, which were the same as the compensation levels for the 2019-2020 term with the exception of new levels for members of the newly created Technology Committee:

Chairperson of the Board	$450,000
Audit Committee Chair	300,000
Audit Committee Member	275,000
Compensation Committee Chair	290,000
Compensation Committee Member	265,000
Investment and Capital Committee Chair	290,000
Investment and Capital Committee Member	265,000
New director without a committee assignment	265,000
Technology Committee Chair[1]	290,000
Technology Committee Member[1]	265,000
Nominating and Governance Committee Chair[2]	20,000
Nominating and Governance Committee Member[2]	15,000
1Compensation for an assignment solely to the Technology Committee as the chairperson or member is $290,000 and $265,000, respectively. Compensation for a secondary assignment to the Technology Committee as the chairperson or member is $25,000 and $15,000, respectively.
2 Each member of the Nominating and Governance Committee has a primary assignment on one of the other committees and receives additional compensation for service in these positions.
No additional compensation is earned for service on the Executive Committee.
Form of Compensation. For the 2020-2021 term, each non-employee director was given an opportunity to indicate his or her preference to receive either 100% of his or her compensation in the form of a restricted stock award or to receive 60% of his or her compensation in the form of a restricted stock award and 40% in the form of cash. If the director did not state a preference, it was presumed that he or she preferred to receive 100% of his or her compensation in the form of restricted stock. After considering such preferences, the committee provided for restricted stock awards under The Progressive Corporation 2017 Directors Equity Incentive Plan (the “Directors Equity Plan”) and cash awards, as indicated in the table above. Cash compensation will be paid, and restricted stock awards will vest, in April 2021, or earlier if a director dies or becomes disabled, or a change in control occurs. When a new director is appointed to the Board or a director changes committee assignments during a term, a proration or other appropriate adjustment to his or her award may be made.
Equity Ownership Guidelines for Directors. Within five years after being elected to the Board, each director must acquire common shares having a value equal to at least three times his or her compensation (based on primary committee assignment) for the most recently completed term, and then the director must maintain such level of holdings as long as he or she serves as a director. A director’s unvested restricted stock awards and any common share equivalent units held in The Progressive Corporation Directors Restricted Stock Deferral Plan, as amended and restated (the “Directors Restricted Stock Deferral Plan”) are treated as common shares held when determining whether this requirement is satisfied. As of December 31, 2020, each director who had been on our Board for more than five years satisfied this requirement.
Directors Restricted Stock Deferral Plan. Directors receiving restricted stock awards under the Directors Equity Plan have the right to defer the receipt of the common shares covered by each such award under the Directors Restricted Stock Deferral Plan. If a director elects to defer a restricted stock award under this plan, immediately prior to vesting of the applicable award, the restricted shares are converted to units equivalent in value to Progressive common shares and credited to the participating director’s plan account. The participating director’s plan account will further be credited with amounts equal to any dividends and other distributions on Progressive common shares that are thereafter authorized by the Board. There are no other investment options under the Directors Restricted Stock Deferral Plan. All such accounts will be distributed in common shares

(except that amounts attributable to dividend equivalent payments will be distributed in cash) in a lump sum or installments, at the time(s) designated by the participating director at the time of election (or later, if permitted); distributions may be accelerated, however, in the event of the participant’s death, the participant leaving our Board of Directors, or a change in control of Progressive.
Directors Deferral Plan. Under The Progressive Corporation Directors Deferral Plan, as amended and restated (the “Directors Deferral Plan”), directors are able to elect to defer cash compensation. Deferred fees are credited into a stock unit account under which the units are equivalent in value and dividend rights to Progressive common shares. All such accounts will be distributed in cash, in a lump sum, or installments, when and as designated by the participating director at the time of election (or later, if permitted) or, if earlier, upon the death of the director or upon a change in control of Progressive.
Each participating director’s unit holdings in the Directors Deferral Plan and the Directors Restricted Stock Deferral Plan are included in the table under “Security Ownership of Certain Beneficial Owners and Management – Security Ownership of Directors and Executive Officers,” under the column titled “Total Common Shares Beneficially Owned” or under the column titled “Units Equivalent to Common Shares.”
Perquisites. Consistent with our general practice, during 2020, we did not provide perquisites to any of our non-employee directors in excess of $10,000.

ITEM 2: ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION PROGRAM
This proposal presents shareholders with the opportunity to cast an advisory vote to approve our compensation program for our executive officers. We currently conduct advisory shareholder votes on our executive compensation program annually. Our executive compensation philosophy, and our compensation program, plans, and awards for 2020 for our named executive officers, are described above in “Compensation Discussion and Analysis” and in “Executive Compensation”.
Our executive compensation program is intended to attract and retain qualified executives, and motivate them to achieve both short-term and longer-term business results that management and the Compensation Committee believe will drive shareholder returns over time. While we seek to maintain a consistent compensation program from year-to-year (generally comprised principally of salary, annual cash incentives, and time-based and performance-based equity awards), the Compensation Committee sets the details of the applicable compensation awards for executive officers each year, including performance goals and the potential compensation levels that may be attained. Our named executive officers’ pay is heavily weighted toward performance-based compensation and equity-based awards and is intended to align our executives’ interests with those of our shareholders. We believe that the amount of compensation paid to our executives is reasonable and competitive with similarly sized public companies, although generally above median compensation can be earned when aggressive performance goals are achieved under our various incentive plans. We provide limited perquisites to executives, while including competitive health and welfare benefits, deferral rights, and limited severance rights. We do not provide pensions or supplemental retirement benefits to our executives.
Our Board recognizes the fundamental interest you, our shareholders, have in our executive compensation practices. We value your input on these matters and encourage you to contact the Board through one of the methods outlined above under “Other Board of Directors Information – Communications with the Board of Directors” should you have specific points of view or concerns that you would like the Board or the Compensation Committee to consider. Although this is an advisory vote, and the result accordingly will not be binding on the Board, our Compensation Committee will consider the outcome of the vote and any related communications from shareholders when evaluating the effectiveness of our compensation program and determining future plans and awards.
Based on the foregoing, the Board is seeking shareholder approval of the following:
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in the company’s Proxy Statement dated March 29, 2021, pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables, and narrative discussions, is hereby APPROVED.
VOTE REQUIRED FOR APPROVAL
If a majority of the votes cast are cast “FOR” the proposal, shareholders will have approved our current executive compensation program. Abstentions and unvoted shares, including broker non-votes, will not be considered by us as votes cast.

The Board of Directors recommends that you vote FOR this proposal.

ITEM 3: PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to perform an integrated audit of the consolidated financial statements of The Progressive Corporation and its subsidiaries for the year ending December 31, 2021 and the effectiveness of the company’s internal control over financial reporting as of December 31, 2021. The committee is directly responsible for the appointment, compensation, retention, and oversight of the company’s independent registered public accounting firm, and it oversees the negotiation of the fees that are paid for these services. In the course of these responsibilities, the committee periodically considers whether it would be in the company’s and shareholders’ interests to change the company’s independent registered public accounting firm. In addition, the committee ensures the regular rotation of the lead audit partner, and in connection with that rotation, the committee and its Chair are involved in the selection of the new lead audit partner. PwC's current lead audit partner has been in place since the 2017 audit.
After reviewing the performance of PwC in the course of its 2020 audit and PwC’s independence, among other matters, the Audit Committee believes that the continued retention of PwC to serve as the company’s independent registered public accounting firm for 2021 is in the best interests of the company and its shareholders. Pursuant to this proposal, we are asking shareholders to ratify the committee’s selection of PwC. If shareholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, but the committee may decide to continue the engagement of PwC for 2021, due to difficulties in making such a transition after the year has begun. In such a case, the committee would again consider such a vote in connection with the selection of the independent registered public accounting firm for 2022. PwC has been our external auditors continuously since 1998, when its predecessor merged with Coopers & Lybrand, which had been our external auditors continuously since 1984.
VOTE REQUIRED FOR APPROVAL
The affirmative vote of a majority of the votes cast on this proposal is required for approval. Abstentions and unvoted shares will not be considered by us as votes cast.

The Board of Directors recommends that you vote FOR this proposal.

OTHER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee of the Board of Directors requires that each engagement of PwC, or other appointed independent auditors, to perform any audit or non-audit services, including the fees and terms of the engagement, must be approved by the committee, or by the Chair of the committee (who has authority to approve engagements arising between committee meetings, not to exceed $50,000 in the aggregate), before engaging the independent auditor for the particular service. In addition, the Audit Committee has pre-approved a budget for specific audit and non-audit services of up to $25,000 per quarter for the following services:
•Services associated with SEC registration statements, periodic reports, and other documents filed with the SEC, such as research and advice regarding the accounting or disclosure treatment of certain transactions;
•Consultations with the company’s management as to the accounting or disclosure treatment of transactions or impact of final or proposed rules, standards, or interpretations by the SEC,
Financial Accounting Standards Board, or other regulatory or standard setting bodies;
•Expanded audit procedures related to accounting records required to respond to or comply with financial, accounting, or regulatory reporting matters;
•Assistance in connection with financial or market conduct reviews conducted by state insurance regulatory authorities; and
•Advice regarding tax and accounting treatment related to executive and employee stock or other compensation plans.
The committee has not adopted any other policies or procedures that would permit management to engage PwC or any other independent auditor for non-audit services without the specific prior approval of the committee or its Chair.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Following are the aggregate fees billed by PwC for the fiscal years ended December 31:

Fees	2020	2019
Audit	$4,199,821	$4,133,878
Audit-Related	639,825	0
Tax	26,393	40,702
Other	91,040	0
Total	$4,957,079	$4,174,580

•Audit fees. Amounts include professional services rendered for the integrated audit of Progressive’s consolidated financial statements, statutory audits, and the audit of our internal controls over financial reporting.
•Audit related fees. Amounts include PwC's audit procedures in connection with our issuance of debt securities and implementation of our new general ledger system.
•Tax fees. Amounts include fees for tax planning, consultation, and advice.
•Other. Amounts include PwC's attestation services, along with fees for data we purchased from them.
All of these fees were either pre-approved by the Audit Committee, or by its Chair pursuant to delegated authority, as described above.
Representatives of PwC are expected to be present at the virtual Annual Meeting. They will have the opportunity to make a statement about Progressive’s financial condition, if they desire to do so, and will be available to respond to appropriate questions.

OTHER MATTERS
PROCEDURES FOR RECOMMENDATIONS AND NOMINATIONS OF DIRECTORS AND SHAREHOLDER PROPOSALS
To Recommend a Candidate for our Board of Directors
Pursuant to the Nominating and Governance Committee’s charter, the Board has adopted a policy of considering director candidates who are recommended by Progressive’s shareholders. Any shareholder desiring to recommend a candidate for election to the Board may do so by mailing to Progressive’s Secretary a written notice identifying the candidate. The written notice must also include the supporting information required by these procedures, the complete text of which can be found on our website at progressive.com/governance. The notice and supporting information should be sent to the Secretary at the following address:

    Daniel P. Mascaro, Secretary
    The Progressive Corporation
    6300 Wilson Mills Road
    Mayfield Village, OH 44143
Upon receipt, the Secretary will forward the notice and the other information provided to the Nominating and Governance Committee.
Shareholders may recommend candidates to the committee pursuant to these procedures at any time. However, to be considered by the committee in connection with Progressive’s 2022 Annual Meeting of Shareholders, the Secretary must receive the shareholder’s recommendation and the required information on our website on or before November 30, 2021.
The committee’s policy is to review and evaluate each candidate for nomination properly recommended by shareholders on the same basis as all other candidates, as previously discussed in "Item 1: Election of Directors – Director Nominee Selection Process." The committee will give strong preference to candidates who are likely to be deemed independent under SEC and NYSE rules. As to candidates recommended by a shareholder, the committee may give more weight to candidates who are unaffiliated with the shareholder recommending their nomination and to candidates who are recommended by long-standing shareholders with significant share ownership (i.e., greater than 1% of our common shares owned for more than two years). Upon the expiration of a director's term on the Board, that director will be given preference for nomination when the director indicates his or her willingness to continue serving and, in the committee's judgment, the director has made, and is likely to continue to make, significant contributions to the Board and Progressive.
We will not publicize any decision by the committee not to nominate a particular individual for election to the Board, unless required by applicable laws or NYSE rules. The committee will have no obligation to respond to shareholders who recommend candidates that the committee has determined not to nominate for election to the Board, but the committee may choose to do so.
To Nominate a Person for Election as a Director Under our Proxy Access Provision
Under the proxy access provision in our Code of Regulations, an Eligible Shareholder who complies with the provision may nominate one or more individuals for election to the Board of Directors at an annual shareholders’ meeting and have the nomination included in the company’s proxy statement for that meeting. An Eligible Shareholder is a record or beneficial owner (or group of up to 20 record and/or beneficial owners) who has owned continuously for at least 3 years at least 3% of our outstanding common shares. A shareholder cannot be a part of more than one group nominating individuals for any particular annual meeting. Among other technical details, the proxy access provision includes rules to determine whether a record or beneficial holder “owns” the common shares of the company for purposes of the proxy access provision and addresses the treatment of loaned shares and hedging transactions.
The number of nominees that can be nominated under the proxy access provision for any particular annual meeting cannot exceed one or 20% of the number of directors then in office (rounded down to the nearest whole number), whichever is greater, reduced by (a) the number of nominees for which the company has received nominations under a separate provision of our Code of Regulations related to shareholder nominations for director that are not intended to be included in the company’s proxy statement, (b) the number of directors or nominees that will be included in the proxy statement (as an unopposed (by the company) nominee) as a result of an agreement, arrangement or other understanding between the company and a shareholder, and (c) the number of directors then in office who were originally nominated and elected through the proxy access provision and will again be included in the company’s proxy statement (except to the extent that any such director has served continuously for two terms as a nominee of the Board). If the company receives more nominations under the proxy access provision than are permitted, then the Eligible Shareholder with the largest stock ownership will be able to nominate one individual, and the Eligible Shareholder with the second largest stock ownership will be able to nominate one individual, and so on until the number of permitted nominations is reached.
The deadline for an Eligible Shareholder to submit a shareholder nomination under the proxy access provision for the 2022 Annual Meeting of Shareholders is November 29, 2021. For any nomination to be considered timely under the proxy access provision, the company must receive by the deadline the shareholder nomination and all required information and documentation described in our proxy access provision, and any supporting statement of 500 words or less that the Eligible Shareholder wishes to be included in the proxy statement. Shareholder nominations and related documentation should be sent to the Secretary at the address set forth above.
The proxy access provision has a number of additional limitations and requirements related to director nominations by Eligible Shareholders. Interested parties should refer to our Code of Regulations.
To Make a Shareholder Proposal
Any shareholder who intends to present a proposal at the 2022 Annual Meeting of Shareholders for inclusion in the Proxy Statement and form of proxy relating to that meeting in compliance with SEC Rule 14a-8 is advised that the proposal must be received by the Secretary at our principal executive offices located at 6300 Wilson Mills Road, Mayfield Village, OH 44143, on or before November 29, 2021. Shareholder proposals that are not intended to comply with Rule 14a-8 must be submitted to us between January 7, 2022 and February 6, 2022 together with the supporting information required by our Code of Regulations, to ensure that they may be presented at our Annual Meeting in 2022. If a shareholder submits such a proposal after February 6, 2022, the presiding officer at the Annual Meeting may refuse to acknowledge the proposal. However, if the presiding officer allows the consideration of a proposal submitted after February 6, 2022, the proxies designated by the Board may exercise their discretionary voting authority with respect to any such proposal, without our discussing the proposal in our proxy materials.
HOUSEHOLDING
SEC regulations permit a single set of the Annual Report and Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces our mailing and printing costs. A number of brokerage firms have also instituted householding procedures. In accordance with a notice sent to certain beneficial shareholders who share a single address, only one copy of this Proxy Statement and the attached Annual Report will be sent to that address, unless any shareholder residing at that address gives contrary instructions.

We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the attached Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered.
A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, can make that request by:
•calling toll-free: 1-866-540-7095;
•writing to: The Progressive Corporation, Investor Relations, 6300 Wilson Mills Road, Box W33, Mayfield Village, OH 44143; or
•emailing: investor_relations@progressive.com.
Shareholders sharing an address who are receiving multiple copies of these materials can request to receive a single copy of such materials in the future by contacting us at the phone number or addresses provided above.
CHARITABLE CONTRIBUTIONS
Within the preceding three years, Progressive has not made a contribution to any charitable organization in which any of our directors serves as a director, trustee, or executive officer.
The Progressive Insurance Foundation, which is a charitable foundation that receives contributions from Progressive, contributes to qualified tax-exempt organizations that are financially supported by our employees. These contributions are made on a matching basis, and do not exceed $3,000 for each employee in the aggregate. In matching an employee’s gift, the Foundation may have contributed to charitable organizations in which one or more of our directors, nominees, or executives may be affiliated as an executive officer, director, or trustee.
SOLICITATION
Progressive is paying the cost of this solicitation, including the reasonable expenses of brokerage firms and other record holders for forwarding these proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, facsimile, other electronic means, or in person. We have engaged the firm of Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 to assist us in the solicitation of proxies at an estimated fee of $15,000 plus expenses. Proxies may also be solicited by our directors, officers, and employees without additional compensation.
PROXY VOTING MATTERS
If any other matters properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know at this time of any other matters that will be presented for action at the meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive these materials?
You received these materials because you were a shareholder of The Progressive Corporation on March 12, 2021, the record date. We hold a meeting of our shareholders annually. At the meeting, shareholders will be asked to vote on the matters listed in the Notice of Annual Meeting of Shareholders. Since it is not practical or convenient for all shareholders to attend the virtual annual meeting, our Board of Directors is seeking your proxy to vote on these matters.
What is a proxy?
A proxy is the legal authority that you give to another person to vote the shares you own at our Annual Meeting. The person you designate to vote your shares also is referred to as your proxy. If you designate someone as your proxy in a written document, that document sometimes is referred to as a proxy or proxy card. When you submit a proxy card or you submit your vote online or by calling a toll-free number, the person named as your proxy is required to vote your shares at the Annual Meeting in the manner you have instructed. By voting via proxy, you are able to ensure that your vote is counted without having to attend the virtual Annual Meeting.
Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of our Board of Directors. The Board has approved the matters to be acted upon at the Annual Meeting.

What is a proxy statement?
This document (excluding the 2020 Annual Report to Shareholders, which is attached as an appendix) is our Proxy Statement. A proxy statement is a document that SEC regulations require us to give shareholders when we are soliciting shareholders’ proxies to vote their shares. This Proxy Statement and the Annual Report contain important information about The Progressive Corporation and its subsidiaries and affiliates, and about the matters that will be voted on at the Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.
Why is the Annual Meeting being webcast?
In light of public health and travel concerns our shareholders, employees, and directors may have, and the protocols that federal, state, and local governments have imposed and may continue to impose in response to the COVID-19 pandemic, we will be hosting our 2021 Annual Meeting live via a webcast. You will not be able to attend the Annual Meeting in person.
How do I access the virtual Annual Meeting?
Any shareholder can listen and participate in the Annual Meeting via a live webcast at: www.virtualshareholdermeeting.com/PGR2021. The webcast will start at 10:00 a.m., eastern time. You will need your 16-digit control number that is shown on your proxy card or voting instruction form to vote and submit questions while attending the meeting online. Shareholders who attend the virtual meeting with their 16-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 16-digit control number, you must contact your brokerage firm, bank, or other financial institution ("broker") for instructions to access the meeting. If you do not have your 16-digit control number, you will still be able to attend the Annual Meeting as a "guest" and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate.  A replay of the audio webcast of our Annual Meeting will be made available on our website for approximately one year.
The virtual meeting will be fully supported across browsers (Internet Explorer, Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and other mobile devices) running the most updated version of applicable software and plugins. We strongly recommend that you should ensure that you have a strong Wi-Fi or cell phone connection.
You may log in 30 minutes before the start of the Annual Meeting. Shareholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to provide time to register, test their internet or cell phone connectivity, and download the required software, if needed.
What if I have technical or other IT problems logging into or participating in the Annual Meeting webcast?
A toll-free technical support “help line” will be available on the morning of the Annual Meeting for any shareholder who is having challenges logging into or participating in the meeting. If you encounter technical difficulties, please call the technical support line number that will be posted on the virtual Annual Meeting login page at www.virtualshareholdermeeting.com/PGR2021. The technical support will not be able to provide you with your 16-digit control number, however, so ensure that you have that number available prior to accessing the virtual Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of our common shares at the close of business on March 12, 2021, the record date, are entitled to receive the Notice of Annual Meeting and Proxy Statement and to vote their shares at the Annual Meeting. Each share is entitled to one vote for each director nominee and on each other matter properly brought before the meeting.
What is the difference between a “shareholder of record” and a shareholder who holds shares in “street-name?”
If you hold Progressive common shares directly, either in stock certificate form or book-entry form, in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a “shareholder of record” (also known as a “registered shareholder”). The Notice of Annual Meeting, Proxy Statement, Annual Report to Shareholders, and proxy card have been sent directly to you by us or our representative.
If you own your shares indirectly through a broker, your shares are said to be held in “street-name.” Technically, your broker votes those shares. In this case, these materials and a voting instruction form have been forwarded to you by your broker or their designated representative. Through this process, your broker collects voting instructions from all of its customers who hold Progressive common shares and then submits votes to us in accordance with those instructions.

Under NYSE rules, we expect that your broker will NOT be able to vote your shares with respect to the election of directors and Item 2, UNLESS you provide voting instructions to your broker (see the question “What are broker discretionary voting and broker non-votes?” below for more information). We strongly encourage you to exercise your right to vote.
How can I vote?
Internet or Telephone. All shareholders of record can vote online or by touch-tone telephone prior to 11:59 p.m. eastern time on Thursday, May 6, 2021, from the U.S. and Canada, following the directions on the proxy card. Online and telephone voting for street-name holders is typically made available by brokers. If applicable to you, voting instructions will be included in the materials you receive from them.

If you vote online or by telephone, you do not have to return your proxy card or voting instruction form.
Mail. All shareholders of record can vote using the enclosed proxy card. Please be sure to complete, sign, and date the proxy card and return it in the enclosed, prepaid envelope. If you are a street-name holder, you will receive from your broker information on how to submit your voting instructions.
At the Virtual Meeting. All shareholders of record may vote online at the Annual Meeting. Street-name holders may vote online at the Annual Meeting only if they obtain a 16-digit control number from their broker (typically on their voting instruction form). If you hold your shares in street-name and want to participate in the virtual Annual Meeting but did not receive a 16-digit control number, you must contact your broker for instructions to access the meeting. 401(k) plan participants are not eligible to vote online at the virtual Annual Meeting.
401(k) Plan Participants. If you hold shares through Progressive's 401(k) plan, you will receive separate information on how to instruct the plan trustee to vote the shares held on your behalf under the plan. If your voting instructions are received before the trustee's deadline, your 401(k) plan shares will be voted according to the instructions that you provide. If you do not specify your voting instructions in the manner required, your shares will not be voted. To allow the trustee sufficient time to process instructions, you must submit your voting instructions by 11:59 p.m., eastern time, on Tuesday, May 4, 2021.
If I submit a proxy, may I later change or revoke it?
Yes. If you are a shareholder of record, you may revoke your proxy at any time before votes are cast at the Annual Meeting by:
•providing written notice to the Secretary of the company;
•timely delivering a valid, later-dated, and signed proxy card or a later-dated vote via the Internet or by telephone prior to 11:59 p.m. eastern time on Thursday, May 6, 2021; or
•voting online at the virtual Annual Meeting.
If you are a street-name holder of shares, you may submit new voting instructions by contacting your broker. You may also vote online at the virtual Annual Meeting, if you obtain a 16-digit control number as described in the answer to the previous question.
If you hold shares through our 401(k) plan, you can change your voting instructions at any time prior to
11:59 p.m., eastern time, on Tuesday, May 4, 2021; voting of 401(k) plan shares online at the Annual Meeting is not permitted.

Only your last vote will be counted. All shares that have been properly voted and not revoked will be voted at the Annual Meeting as instructed.
Who counts the votes?
Votes will be tabulated by, or under the direction of, the Inspector(s) of Election, who may be our regular employee(s). The Inspector(s) of Election will certify the results of the voting.

What are my voting options and what vote is needed to pass the proposals included in this Proxy Statement?
You have the right to vote FOR or AGAINST each director nominee and each other proposal, or to ABSTAIN from voting. Assuming that at least a majority of our common shares outstanding are present at the meeting either virtually or by proxy (called a quorum), the following table summarizes the vote required for approval regarding the director elections and each other proposal, as well as the Board’s voting recommendation.

Item Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval[1]	Broker Discretionary Voting Allowed?[2]
1	Elect as directors the 12 nominees identified in this Proxy Statement, each to serve for a term of one year	FOR each nominee	Majority of votes cast	No
2	Cast an advisory vote to approve our executive compensation program	FOR	Majority of votes cast	No
3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021	FOR	Majority of votes cast	Yes
1 Abstentions and unvoted shares (including broker non-votes) will not be considered by us as votes cast.
2 See the question below entitled “What are broker discretionary voting and broker non-votes?” for additional explanation.
What are broker discretionary voting and broker non-votes?
For shares held in street-name, when a broker does not receive voting instructions from its customers, the question arises whether the broker is able to vote those shares. For us, the answer to that question depends on whether the NYSE classifies the matter being voted on as “routine” or “non-routine.”
For routine matters, the NYSE gives brokers the discretion to vote, even if they have not received voting instructions from their customers (sometimes referred to as the “beneficial owners”). Each broker has its own policies that control whether or not it casts votes for routine matters. In this Proxy Statement, only the ratification of our independent registered public accounting firm (Item 3) is expected to be considered routine by the NYSE.
For non-routine matters, the NYSE prohibits brokers from casting votes on behalf of the beneficial owners if the broker has not received voting instructions. When the broker is unable to vote under these rules, it reports the number of unvoted shares to us as “broker non-votes.” In this Proxy Statement, each item other than Item 3, the ratification of our independent registered public accounting firm, is expected to be considered non-routine by the NYSE. As a result, on each of those items, if you hold your shares in street-name, your shares will NOT be voted unless you give instructions to your broker.
The NYSE will make final determinations about our proposals and will inform the brokers whether each proposal is considered routine or non-routine. To ensure that your shares are voted, we strongly encourage you to provide your broker with your voting instructions.
Can I access the proxy materials on the Internet?
Yes. The proxy materials and our Annual Report to Shareholders are available on a dedicated website at progressiveproxy.com. In addition, our Annual Report on Form 10-K is available at the Investor Relations section of our website at progressive.com/sec.
If you hold your shares in street-name, your broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials delivered to you by your broker regarding the availability of this service.

AVAILABLE INFORMATION
Progressive’s Corporate Governance Guidelines, Board of Director Committee Charters, Code of Business Conduct and Ethics, and CEO/Senior Financial Officer Code of Ethics, are available at progressive.com/governance. You can also request printed copies of these documents by writing to The Progressive Corporation, Investor Relations, 6300 Wilson Mills Road, Box W33, Mayfield Village, OH 44143 or emailing investor_relations@progressive.com.

We will furnish, without charge, to each person to whom a Proxy Statement is delivered a copy of our Annual Report on Form 10-K for 2020 (other than certain exhibits). You can make that request by writing or calling us. Written requests for these documents should be sent to The Progressive Corporation, Investor Relations, 6300 Wilson Mills Road, Box W33, Mayfield Village, OH 44143 or emailed to investor_relations@progressive.com. Or you can call us at (440) 395-2222 to request these documents.
By Order of the Board of Directors.
                        Daniel P. Mascaro, Secretary
March 29, 2021

THE PROGRESSIVE CORPORATION
6300 WILSON MILLS RD.
MAYFIELD VILLAGE, OH 44143

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 p.m. eastern time on May 6, 2021, with the exception of shares held in Progressive's 401(k) plan for which voting instructions must be submitted by 11:59 p.m. eastern time on May 4, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. eastern time on May 6, 2021, with the exception of shares held in Progressive's 401(k) plan for which voting instructions must be submitted by 11:59 p.m. eastern time on May 4, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
The Annual Meeting of Shareholders will be held via live webcast only. There will be no physical location for the meeting. You will be able to attend the virtual Annual Meeting, vote, and submit your questions by visiting www.virtualshareholdermeeting.com/PGR2021. Have your proxy card available when you access the webcast and follow the instructions to participate. You may log in 30 minutes before the start of the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36872-P49743

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PROGRESSIVE CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Philip Bleser	☐	☐	☐
1b. Stuart B. Burgdoerfer	☐	☐	☐
1c. Pamela J. Craig	☐	☐	☐
1d. Charles A. Davis	☐	☐	☐
1e. Roger N. Farah	☐	☐	☐
1f. Lawton W. Fitt	☐	☐	☐
1g. Susan Patricia Griffith	☐	☐	☐
1h. Devin C. Johnson	☐	☐	☐
1i. Jeffrey D. Kelly	☐	☐	☐
1j. Barbara R. Snyder	☐	☐	☐
1k. Jan E. Tighe	☐	☐	☐
1l. Kahina Van Dyke	☐	☐	☐

In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement is hereby acknowledged.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders should sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report to Shareholders are available at www.proxyvote.com.

D36873-P49743

THE PROGRESSIVE CORPORATION
Annual Meeting of Shareholders
May 7, 2021 10:00 AM Eastern Time

Proxy Solicited on Behalf of the Board of Directors for the 2021 Annual Meeting of Shareholders

The undersigned hereby appoints John P. Sauerland, Daniel P. Mascaro, and David M. Coffey, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of The Progressive Corporation, to be held on May 7, 2021, and at that meeting, and at any adjournment or postponement of that meeting, to vote and act with respect to all of The Progressive Corporation common shares, $1.00 par value, that the undersigned is entitled to vote, with all power the undersigned would possess if present, as follows:

This proxy, when properly executed, will be voted as specified by the shareholder. If no votes are specified, this proxy will be voted FOR the election of each of the 12 nominees identified in Item 1 and FOR each of the proposals described in Items 2 and 3.

Continued and to be signed on reverse side